SECURITY AGREEMENT


                                      among


                             UAC BOAT FUNDING CORP.
                                   as Debtor,


                         ENTERPRISE FUNDING CORPORATION,
                                   as Company,


                                NATIONSBANK, N.A.
                      individually and as Collateral Agent,


                      CAPITAL MARKETS ASSURANCE CORPORATION
                            as Surety Bond Provider,


                                       and


                          UNION ACCEPTANCE CORPORATION
                             as Seller and Servicer


                            Dated as of April 3, 1997




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                                TABLE OF CONTENTS

                                                                            Page
                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.1      Definitions.................................................  2

                         ARTICLE II
                 GRANT OF SECURITY INTEREST

SECTION 2.1      Grant of Security Interest.................................. 34
SECTION 2.2      Subrogation................................................. 36
SECTION 2.3      Increase of Note;Limit on
                 Commercial Paper Maturity................................... 36
SECTION 2.4      Release of Receivables...................................... 38
SECTION 2.5      Yield Supplement Account, Deposits,
                 Withdrawals................................................. 40

                                   ARTICLE III
                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                                  OF THE DEBTOR

SECTION 3.1     Representations and Warranties
                Concerning Receivables....................................... 44
SECTION 3.2     Covenants of the Debtor...................................... 45

                                   ARTICLE IV
                          SERVICING AND ADMINISTRATION

SECTION 4.1     Servicing.................................................... 54
SECTION 4.2     Duties of the Servicer....................................... 56
SECTION 4.3     Rights After Designation of
                Successor Servicer........................................... 57
SECTION 4.4     Responsibilities of the Debtor............................... 58
SECTION 4.5     Monthly Debtor's Certificate................................. 58
SECTION 4.6     Additional Representations and Warranties
                of UAC as Servicer........................................... 58

                                    ARTICLE V
                           ALLOCATION AND APPLICATION
                         OF COLLECTIONS; RESERVE ACCOUNT

SECTION 5.1    Collections................................................... 60
SECTION 5.2    Remittances to the Secured Parties............................ 64
SECTION 5.3    Reserve Account............................................... 65
SECTION 5.4    Carrying Costs Account........................................ 68


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                                                                            Page


                                   ARTICLE VI
                      TERMINATION EVENTS; WIND-DOWN EVENTS

SECTION 6.1    Termination Events............................................ 71
SECTION 6.2    Wind-Down Events.............................................. 74
SECTION 6.3    Remedies...................................................... 74
SECTION 6.4    Application of Proceeds....................................... 76

                                   ARTICLE VII
                              THE COLLATERAL AGENT

SECTION 7.1    Duties of the Collateral Agent................................ 77
SECTION 7.2    Compensation and Indemnification
               of Collateral Agent........................................... 78
SECTION 7.3    Representations, Warranties and
               Covenants of the Collateral Agent............................. 78
SECTION 7.4    Liability of the Collateral Agent............................. 79
SECTION 7.5    Merger or Consolidation of,
               or Assumption of the Obligations
               of, the Collateral Agent...................................... 82

                                  ARTICLE VIII
                                  MISCELLANEOUS

SECTION 8.1    Notices, Etc.................................................. 84
SECTION 8.2    Successors and Assigns........................................ 85
SECTION 8.3    Severability Clause........................................... 86
SECTION 8.4    Amendments.................................................... 86
SECTION 8.5    Governing Law................................................. 86
SECTION 8.6    No Bankruptcy Petition Against
               the Company................................................... 86
SECTION 8.7    Setoff........................................................ 86
SECTION 8.8    No Recourse................................................... 87
SECTION 8.9    Further Assurances; Replacement Surety
               Bond.......................................................... 87
SECTION 8.10   Other Costs, Expenses and
               Related Matters............................................... 87
SECTION 8.11   Direction of Collateral Agent; Replacement
               Surety Bond................................................... 88
SECTION 8.12   Counterparts.................................................. 88
SECTION 8.13   Headings...................................................... 88



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                                                                            Page

                                    EXHIBITS

EXHIBIT A                  Receivables Schedule                            A-1
EXHIBIT B                  Form of Surety Bond                             B-1
EXHIBIT C                  Location of Records                             C-1
EXHIBIT D                  Form of Monthly Debtor's Certificate            D-1
EXHIBIT E                  Servicing Agreement                             E-1

                               SECURITY AGREEMENT


                  SECURITY AGREEMENT (this "Agreement"), dated as of April 3, 1997 among ENTERPRISE FUNDING CORPORATION, a Delaware corporation, as a secured party (together with its successors and assigns, the "Company"), UAC BOAT FUNDING CORP., a Delaware corporation, as debtor (together with its successors and assigns, the "Debtor"), CAPITAL MARKETS ASSURANCE CORPORATION, a New York monoline stock insurance company, as a secured party and as Surety Bond Provider (in such capacity, the "Surety Bond Provider"), UNION ACCEPTANCE CORPORATION, an Indiana corporation (the "Seller" or the "Servicer," as appropriate), and NATIONSBANK, N.A., a national banking association ("NationsBank"), individually and as collateral agent (together with its successors and assigns in such capacity, the "Collateral Agent").


                              W I T N E S S E T H :

                  WHEREAS,   subject  to  the  terms  and   conditions  of  this
Agreement, the Debtor desires to grant a security interest in and to the Receivables and related property including the Debtor's security interest in the Boats and the Collections derived therefrom during the full term of this Agreement;

                  WHEREAS, pursuant to the Insurance Agreement, the Surety Bond Provider has issued its Surety Bond to provide for the full and timely payment of all amounts of interest due on and principal of the Note;

                  WHEREAS, pursuant to the Note Purchase Agreement, the Debtor has issued the Note to the Company and will be obligated to the holder of such Note to pay the principal of and interest on such Note in accordance with the terms thereof;

                  WHEREAS, the Debtor is granting a security interest in the Collateral to the Collateral Agent, for the benefit of the Secured Parties, to secure the payment and performance of the Debtor of its obligations under the Note, the Note Purchase Agreement and the Insurance Agreement;

                  NOW THEREFORE, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.1 Definitions. All capitalized terms used herein shall have the meanings herein specified, and shall include in the singular number the plural and in the plural number the singular:

                  "Accrued Interest Component" shall mean for any Collection Period, the Interest Component of all Related Commercial Paper outstanding at any time during such Collection Period which has accrued from the first day through the last day of such Collection Period whether or not such Related Commercial Paper matures during such Collection Period. For purposes of the immediately preceding sentence, the portion of the Interest Component of Related Commercial Paper accrued in a Collection Period in which Related Commercial Paper has a stated maturity date on a day other than the last day of such Collection Period shall be based on the actual number of days elapsed in such Collection Period during which such Related Commercial Paper was outstanding.

                  "Acquisition Subsidiary" shall mean a wholly owned subsidiary of the Seller which has entered into (i) agreements with Dealers in certain states for the origination or purchase of Receivables, and (ii) an agreement with the Seller pursuant to which the Seller acquires all Receivables originated or purchased by the Acquisition Subsidiary.

                  "Adjusted LIBOR Rate" means, with respect to any Collection Period, a rate per annum equal to the sum (rounded upwards, if necessary, to the next higher 1/100 of 1%) of (A) the rate obtained by dividing (i) the applicable LIBOR Rate by (ii) a percentage equal to 100% minus the reserve percentage used for determining the maximum reserve requirement as specified in Regulation D (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is applicable to the Agent during such Collection Period in respect of eurocurrency or eurodollar funding, lending or

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liabilities (or, if more than one percentage  shall be so applicable,  the daily average of such percentage for those days in such Collection Period during which any such percentage shall be applicable) plus (B) the then daily net annual assessment rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) as estimated by the Agent for determining the current annual assessment payable by
the  Agent  to  the  Federal  Deposit   Insurance   Corporation  in  respect  of
eurocurrency or eurodollar funding, lending or liabilities.

                  "Administrative  Agent"  shall  mean  NationsBank,   N.A.,  as
administrative agent for the Company.

                  "Administrative Fee" shall have the meaning specified in the Fee Letter.

                  "Advance Termination Date" means the second Business Day after the delivery by the Company to the Debtor and the Surety Bond Provider of written notice that the Company elects to cease advancing additional funds to the Debtor.

                  "Adverse Claim" shall mean a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person.

                  "Affiliate" shall mean, with respect to a Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agent" shall have the meaning specified in the Note Purchase Agreement.

                  "Agreement" shall mean this Security Agreement, as it may from time to time be amended, supplemented or otherwise modified in accordance with the terms hereof.

                  "Amount Financed" with respect to a Receivable means the amount advanced under the Receivable toward the purchase price of the related Boat and any related costs.

                  "Annual Percentage Rate" or "APR" of a Receivable means the annual rate of finance charges stated in the Receivable.

                  "Available Collections" shall mean, with respect to each Remittance Date, all Collections received by the Servicer, from whatever source, during or with respect to the prior Collection Period.

                  "Bailee" means a "Bailee" within the meaning of Section 9-305 of the UCC.

                  "Bank Investors" shall have the meaning specified in the Note Purchase Agreement.

                  "Base  Rate"  means,  a rate per annum equal to the greater of
(i) the prime rate of interest announced by the Liquidity Provider (or, if more than one Liquidity Provider, then by NationsBank, N.A.) from time to time, changing when and as said prime rate changes (such rate not necessarily being the lowest or best rate charged by the Liquidity Provider (or NationsBank, N.A. as applicable)) and (ii) the sum of (a) 1.50% and (b) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Liquidity Provider (or, if more than one Liquidity Provider, then by NationsBank, N.A.) from three Federal funds brokers of recognized standing selected by it.

                  "Boat" shall mean, with respect to a Receivable, any new or used boat, boat motor, accompanying boat trailer or Personal Watercraft and accompanying trailer, together with all accessories thereto, securing the related Obligor's indebtedness thereunder.

                  "Borrowing Base" shall mean, at any time, the sum of (a) the Borrowing Base (Boats) and (b) the Borrowing Base (Personal Watercraft).

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                  "Borrowing   Base  (Boats)"  shall  mean,  at  any  time,  the
aggregate outstanding Principal Balance of all Eligible Receivables originated in connection with the sale of a Boat (other than Personal Watercraft).

                  "Borrowing Base (Personal Watercraft)" shall mean, at any time, the sum of (a) the Borrowing Base (Personal Watercraft - Extended Term) and (b) the Borrowing Base (Personal Watercraft - Regular Term).

                  "Borrowing Base (Personal Watercraft - Extended Term)" shall mean, the aggregate outstanding Principal Balance of all Eligible Receivables originated in connection with the sale of Personal Watercraft with 49-60 scheduled monthly payments at origination.

                  "Borrowing Base (Personal Watercraft - Regular Term)" shall mean, the aggregate outstanding Principal Balance of all Eligible Receivables originated in connection with the sale of Personal Watercraft which had less than 49 scheduled monthly payments at origination.

                  "Business Day" shall mean any day excluding Saturday, Sunday and any day on which banks in New York, New York, Charlotte, North Carolina, Little Rock, Arkansas or Indianapolis, Indiana are authorized or required by law to close.

                  "Carrying Costs Account" shall mean the account established in
Section 5.4 hereof.

                  "Carrying Costs" shall mean for a Collection Period the sum of
(i) the sum of the dollar amount of the Company's obligations for such Collection Period determined on an accrual basis in accordance with generally accepted accounting principles consistently applied (a) to pay interest with respect to Purchased Interests pursuant to the provisions of the Liquidity Agreement (such interest to be calculated based on the Adjusted LIBOR Rate, if available, otherwise the Base Rate, provided that if a Termination Event shall have occurred and if a Surety Bond Provider Default shall have occurred, such interest shall be calculated at the Base Rate plus 2.00%) outstanding at any time during such Collection Period accrued from the day of the acquisition of the related Purchased Interest through the last day of such Collection Period whether or not such interest is payable during such Collection Period and to pay interest with respect to amounts disbursed with respect to the Note by the Credit Support Provider pursuant to the Credit Support Agreement outstanding at any time during such Collection Period accrued from the first day of the acquisition of the related Purchased Interest or the day on which such amounts are disbursed by the Credit Support Provider through the last day of such Collection Period whether or not such interest is payable during such Collection Period, (b) to pay the Accrued
Interest Component with respect to such Collection Period, (c) without duplication to pay a dealer fee of 0.05% per annum of the face amount of Related Commercial Paper issued during such Collection Period, (d) to pay any past due interest not paid in clause (a) and (b) with respect to prior Collection Periods, and (e) to pay the costs of the Company with respect to the operation of the Yield Protection Provision, which amounts paid pursuant to this clause
(e) shall not exceed 1% per annum of the Net Investment and (ii) the Program Fee, Liquidity Fee and Administrative Fee accrued from the first day through the last day of such Collection Period whether or not such amount is payable during such Collection Period, the sum of which amounts shall not exceed 0.30% per annum of the Net Investment, in the case of the Program Fee and the Administrative Fee and which amount shall not exceed 0.17% per annum of the Facility Limit, in the case of the Liquidity Fee. During any Collection Period during which the Bank Investors have (x) advanced funds with respect to a Funding or (y) acquired an interest in the Note, in lieu of the amounts described in clauses (b) and (c) above, Carrying Costs shall include interest on the daily average Net Investment for the related Collection Period at the Adjusted LIBOR Rate, or if such rate is unavailable, at the Base Rate, or if a Surety Bond Provider Default and a Termination Event shall have occurred and be continuing, at the Base Rate plus 2.00%.

                  "Certificated Securities" means "certificated securities" as defined in Section 8-102(l)(a) of the UCC which are in the continuous possession in the State of North Carolina of the Financial Intermediary.

                  "Clearing Corporation" means The Depository Trust Company.

                  "Clearing Corporation Securities" means "certificated securities" as defined in Section 8-102(l)(a) of the UCC which are in the continuous possession in the States of North Carolina or New York of the Clearing Corporation or a Custodian Bank.

                  "Closing Date" shall mean April 3, 1997.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time (including any successor statute), and the regulations promulgated and the rulings issued thereunder.

                  "Collateral" shall have the meaning set forth in Section 2.1 of this Agreement.

                  "Collateral Agent" shall mean NationsBank, N.A., or any successor thereto, as Collateral Agent hereunder.

                  "Collection   Account"  shall  mean  the  account  established
pursuant to Section 4.1(b) of this Agreement.

                  "Collection Period" shall mean with respect to any Remittance Date, the calendar month immediately preceding the month of such Remittance Date (and with respect to the initial Remittance Date, the time period from the Closing Date to April 30, 1997).

                  "Collections" shall mean all Principal Collections and Finance Charge Collections received by the Servicer in respect of the Collateral in the form of cash, checks, wire transfers or other form of payment, but shall not include any late fees, insufficient check charges and related charges assessed against Obligors.

                  "Commercial Paper" shall mean promissory notes of the Company issued by the Company in the commercial paper market.

                  "Commitment Termination Date" shall have the meaning specified in the Note Purchase Agreement.

                  "Common Stock" shall mean the 100 shares of the Debtor's $1.00 par value common stock.



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                  "Company"  shall  mean  Enterprise  Funding   Corporation,   a
Delaware corporation, together with its successors and assigns.

                  "Contract" shall mean a retail installment sales contract or installment loan and security interest contract.

                  "Credit Guidelines" shall mean policies and procedures of the Servicer, relating to the operation of the marine financing business of the Servicer, including, without limitation, the policies and procedures for determining the creditworthiness of retail marine installment sales contract customers, the extension of credit to such customers and relating to the maintenance and collection of retail marine installment sales contracts, as such policies and procedures may be amended from time to time.

                  "Credit Support Agreement" means any agreement between the Company and the Credit Support Provider evidencing the obligation of the Credit Support Provider to provide credit support to the Company in connection with the issuance of Commercial Paper.

                  "Credit Support Provider" means the Person or Persons who will provide credit support to the Company in connection with the issuance by the Company of its Commercial Paper.

                  "Cumulative Charge-Off Ratio" shall mean with respect to any date of determination, a fraction (expressed as a percentage) the numerator of which is equal to (A) the aggregate principal balance at the time such Receivable became a Defaulted Receivable of all Receivables which were added to the Collateral from the period commencing on the day immediately following the cut-off date relating to the most recent Take-Out (or, prior to the first Take-Out, since the Closing Date) and ending on the last calendar day of the fourth month prior to such date of determination; provided, however, that if the cut-off date relating to the most recent Take-Out occurred less than four calendar months prior to the date of determination then the ending date of such period shall be the last day of the calendar month immediately preceding the date of determination, minus (B) the aggregate dollar amount of Liquidation Proceeds received on

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the  Receivables  designated in clause (A) above and the denominator of which is equal to the aggregate outstanding principal balance of Receivables as of the time such Receivables were added to the Collateral for all Receivables designated in clause (A) above.

                  "Custodian  Bank"  means a  "custodian  bank"  as  defined  in
Section 8-102(4) of the UCC.

                  "Dealer" shall mean a factory authorized dealer which has entered into a Dealer Agreement with the Seller or an Acquisition Subsidiary.

                  "Dealer Agreement" shall mean the agreement between the Seller or an Acquisition Subsidiary and a Dealer relating to the purchase of a Receivable.

                  "Debtor" shall mean UAC Boat Funding Corp. and its successors and assigns.

                  "Default Ratio" shall mean, with respect to any Collection Period, a fraction (expressed as a percentage) (x) the numerator of which is the aggregate Principal Balance of all Eligible Receivables in existence on the last day of such Collection Period which became Defaulted Receivables during such Collection Period and (y) the denominator of which is the aggregate outstanding Principal Balance of all Eligible Receivables as of the first day of such Collection Period.

                  "Defaulted Receivable" shall mean each Receivable with respect to which (i) in accordance with the Credit Guidelines the Servicer has determined that eventual payment in full is unlikely, (ii) the related Boat has been repossessed or (iii) any payment is over 120 days contractually delinquent.

                  "Delinquent Receivable" shall mean each Receivable (i) as to which any payment, or part thereof, remains unpaid for 30 days or more from the original due date for such payment and (ii) is not a Defaulted Receivable.

                  "Delinquency Ratio" shall mean, with respect to any date of determination, a fraction (expressed as a percentage) the numerator of which is the aggregate outstanding Principal Balance of all Eligible Receivables which are Delinquent Receivables as of such date and the denominator of which is the aggregate outstanding Principal Balance of all Eligible Receivables as of such date provided, however, that with respect to (i) the calculation of the Noteholder's Percentage (Boats) and Noteholder's Percentage (Personal Watercraft-Regular Term) the denominator of the Delinquency Ratio calculated on the date of determination occurring in each December and (ii) the Monthly Debtor's Certificate, the denominator of the Delinquency Ratio calculated on each date of determination occurring in each October and each month thereafter until a Take-Out shall have occurred shall equal the aggregate outstanding Principal Balance of all Eligible Receivables as of the date of determination in the third prior month.

                  "Determination Date" shall mean with respect to any Remittance Date, two Business Days prior to the day of the month in which the related Remittance Date falls.

                  "Dollar," "Dollars" and the symbol "$" shall mean lawful money of the United States of America.

                  "EFC  Collateral  Agent"  shall  mean  NationsBank,   N.A.  as
collateral agent in respect of the Company's Commercial Paper program.

                  "Eligible Institution" shall mean a depositary institution or trust company which has a short-term credit rating from Moody's and S&P of at least "P-1" and "A-1", respectively, and a long-term credit rating from Moody's and S&P of at least "A2" and "A", respectively.

                  "Eligible Investments" shall mean (a) negotiable instruments or securities represented by instruments in bearer or registered or in book-entry form which evidence (i) obligations fully guaranteed by the United States of America; (ii) time deposits in, or bankers acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the time of investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Moody's and S&P of at least "P-1" and "A-1", respectively, in the case of the certificates of deposit or short-term deposits, or a rating not lower than one of the two highest investment categories granted by Moody's and by S&P; (iii) certificates of deposit having, at the time of investment or contractual commitment to invest therein, a rating from Moody's and S&P of at least "P-1" and "A-1", respectively; (iv) investments in money market funds rated in the highest investment category or otherwise approved in writing by the applicable rating agencies, (b) demand deposits in any depositary institution or trust company referred to in (a)(ii) above, (c) commercial paper (having original or remaining maturities of no more than 30 days) having, at the time of investment or contractual commitment to invest therein, a credit rating from Moody's and S&P of at least "P-1" and "A-1", respectively, (d) Eurodollar time deposits having a credit rating from Moody's and S&P of at least "P-1" and "A-1", respectively, and (e) repurchase agreements involving any of the Eligible Investments described in clauses (a)(i), (a)(iii) and (d) hereof so long as the other party to the repurchase agreement has at the time of investment therein, a rating from Moody's and S&P of at least "P-1" and "A-1", respectively.

                  "Eligible Receivables" shall mean, as of any day, each Receivable of the Debtor:

                           (a)  which (i) shall have been originated
in the United States by the Seller or a Dealer for the retail sale of a Boat in the ordinary course of such Dealer's business, shall have been fully and properly executed by the parties thereto, shall have been purchased by an Acquisition Subsidiary or the Seller from such Dealer under an existing Dealer Agreement, as applicable, shall have been validly assigned by such Dealer to such Acquisition Subsidiary or the Seller, as applicable, and if applicable shall have been validly assigned by such Acquisition Subsidiary to the Seller, and shall have been validly assigned by the Seller to the Debtor, (ii) shall have created or shall create a valid, subsisting and enforceable first priority perfected security interest in favor of the Seller and/or the Debtor in the related financed Boat, which security interest has been assigned to the Debtor and shall be validly assignable by the Debtor to the Collateral Agent for the benefit of the Surety Bond Provider and the Company,
(iii) shall contain customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security, (iv) shall provide for level monthly payments (provided that the payment in the first or last month in the life of the Receivable may be minimally different from the level payment) that fully amortize the Amount Financed over the original contractual term and yield interest at the APR, and (v) shall provide for, in the event that such contract is prepaid, a prepayment that fully pays the principal balance and includes accrued but unpaid interest through the date of prepayment in an amount at least equal to the APR;

                  (b) which, together with the sale of the related Boat, shall have complied at the time it was originated or made, and at the date such Receivable is included as Collateral hereunder, shall comply, in all material respects with all requirements of applicable Federal, state, and local laws and regulations thereunder, including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Federal Trade Commission Credit Practices Rule, state unfair and deceptive trade practice laws, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and any other applicable consumer credit, equal credit opportunity and disclosure laws;

                  (c) which shall represent the genuine, legal, valid and binding payment obligation in writing of the Obligor thereunder, enforceable by the holder thereof in accordance with its terms;

                  (d) which shall not be due from the United States of America or any state or local government or from any agency, department or instrumentality of the United States of America or any state or local government;

                  (e) which, as of the date such Receivable first became part of the Collateral, shall not have been satisfied, subordinated or rescinded, nor shall the related Boat have been released from the security interests granted by such related Receivable in whole or in part;

                  (f) which, as of the date such Receivable first became part of the Collateral, no waiver (other than any waiver with respect to a delinquency in payment permitted in accordance with the Servicer's Credit Guidelines) of any term thereof shall be in effect;

                  (g) which, as of the date such Receivable first became part of the Collateral, no right of rescission, setoff, counterclaim or defense shall have been asserted or threatened with respect to such Receivable;

                  (h) which, as of the date such Receivable first became part of the Collateral, no liens or claims were on file for work, labor or materials relating to the related Boat which liens are prior to, or equal or coordinate with, the security interest in the Boat granted by such Receivable;

                  (i) which, as of the date such Receivable first became part of the Collateral, no default, breach, violation or event permitting acceleration under the terms of such Receivable (other than any of such event to the extent caused by or resulting from a delinquency in payment) shall have occurred and neither the Seller nor the Debtor shall have waived any of the foregoing;

                  (j) the terms of such Receivable require the Obligor to maintain physical damage insurance;

                  (k) with respect to which (i) the Debtor has good and marketable title thereto free and clear of all liens, encumbrances, security interests and rights of others, other than the lien of the Collateral Agent for the benefit of the Surety Bond Provider and the Company and (ii) the sale and assignment thereof to the Debtor pursuant to the Purchase Agreement has been perfected under the UCC;

                  (l) which shall not have been originated in or be subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable under the Purchase Agreement or the grant of a security interest therein pursuant to this Agreement shall be unlawful, void or voidable;

                  (m) with respect to which all filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Collateral Agent a first priority perfected security interest therein shall have been made;

                  (n) of which there shall be in existence one, and only one, original executed copy of each Receivable;

                  (o) with respect to which the related Obligor is required to make payments to a lockbox under the control of the Servicer;

                  (p) with respect to which the perfection of the security interest in the related Boat is not governed by the federal Ship Mortgage Act of 1920, as amended;

                  (q) which constitutes  "chattel paper" under and as defined in
Article 9 of the UCC;

                  (r) which shall have had at origination not more than 240 scheduled monthly payments, provided, that with respect to any Receivable related to a Personal Watercraft, such Receivable shall have had at origination not more than 60 scheduled monthly payments;

                  (s) which, as of the date such Receivable became part of the Collateral, is not a Delinquent Receivable;

                  (t) with respect to which the original copies and all related documents and instruments are kept at the office of UAC;

                  (u) which is not a Defaulted Receivable as of the date such Receivable became part of the Collateral;

                  (v) which when originated and as of the date such Receivable became part of the Collateral, was originated and serviced in compliance with the Credit Guidelines; and

                  (w) with respect to which, as of the date such Receivable became part of the Collateral, the related Obligor was not noted in the records of the Seller, the Servicer or the Debtor as the subject of any bankruptcy proceeding.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" shall mean with respect to the Debtor, at any time, each trade or business (whether or not incorporated) that would, at the time, be treated together with the Debtor as a single employer under Section 4001 of ERISA or Sections 414(b), (c), (m) or (o) of the Code.

                  "Facility Limit" shall mean $50,000,000; provided that on March 10, 1998 the Facility Limit shall be increased to $75,000,000.

                  "Federal Book-Entry Securities" means securities issued by the U.S. Treasury, FNMA or by FHLMC which are maintained in book-entry form on the records of the Federal Reserve Bank of Richmond.

                  "Fee Advance" shall mean any advance by the Servicer or any successor Servicer, in its sole discretion, in an amount equal to the Liquidity Fee and/or the Unused Portion of the Surety Bond Premium, the sum of all such advances during the term hereof not to exceed $500,000.

                  "Fee Letter" shall mean the letter agreement, dated the Closing Date, among the Company, the Administrative Agent and the Debtor in respect of the payment by the Debtor of certain fees.

                  "Finance Charge Collections" shall mean, with respect to any Collection Period, the sum of the following amounts: (i) that portion of all collections on Receivables allocable to interest (excluding any late fees, insufficient check charges or related charges against Obligors), (ii) Liquidation Proceeds, (iii) the amount paid by the Debtor in respect of a breach of the representation set forth in Section 3.1(a) pursuant to clause (y) of the last paragraph of Section 3.1, (iv) interest and investment earnings or amounts on deposit in the Collection Account, (v) Interest Rate Hedge Receipts and (vi) any amounts withdrawn from the Yield Supplement Account and deposited in the Collection Account on or with respect to the Remittance Date related to such Collection Period.

                  "Finance Charge Collections (Net Yield)" shall mean, with respect to any Collection Period, the sum of the following amounts: (i) that portion of all collections on Receivables allocable to interest (excluding any late fees, insufficient check charges or related charges against Obligors), (ii) Liquidation Proceeds, (iii) the amount paid by the Debtor in respect of a breach of the representation set forth in Section 3.1(a) pursuant to clause (y) of the last paragraph of Section 3.1, (iv) interest and investment earnings or amounts on deposit in the Collection Account, (v) Interest Rate Hedge Receipts, (vi) the Facility Fee (as defined in the Fee Letter), (vii) the Unused Portion of the Surety Bond Premium and (viii) any amounts withdrawn from the Yield Supplement Account and deposited in the Collection Account on or with respect to the Remittance Date related to such Collection Period.

                  "Financial Intermediary" means NationsBank, N.A. and any other entity acting in the capacity of a "financial intermediary" as defined in
Section 8-313(4) of the UCC.

                  "Financial Intermediary Securities Account" means a reserve account which is a securities account maintained by the Financial Intermediary in the name of NationsBank, N.A. as Collateral Agent for the Secured Parties.

                  "Funding" shall have the meaning specified in the Note Purchase Agreement.

                  "Governmental Authority" shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guaranty" shall mean any agreement, undertaking or arrangement by which any Person guarantees, endorses, or otherwise becomes contingently liable (whether directly, or indirectly by way of agreement, contingent or otherwise, or purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss) upon, the indebtedness, obligation or liability of any Person, or guarantees the payment of dividends or other distributions upon the stock of any corporation.

                  "Hedge   Counterparty"   shall  mean  any  Person   reasonably
acceptable to the Surety Bond Provider who enters into an Interest Rate Hedge with the Debtor pursuant to Section 6.1(n) hereof.

                  "Ineligible Receivable" shall mean each Receivable other than an Eligible Receivable.

                  "Initial Funding" shall have the meaning specified in the Note Purchase Agreement.

                  "Instruments" means "instruments" as defined in Section 9-105 of the UCC.

                  "Insurance Agreement" shall mean that certain Insurance and Reimbursement Agreement dated as of April 3, 1997 among UAC, as Seller and as Servicer, the Collateral Agent, the Debtor and the Surety Bond Provider.

                  "Interest Component" shall mean, (i) with respect to any Related Commercial Paper issued on an interest-bearing basis, the interest payable on such Related Commercial Paper at its maturity (including any dealer commissions) and (ii) with respect to any Related Commercial Paper issued on a discount basis, the portion of the face amount of such Related Commercial Paper representing the discount incurred in respect thereof (including any dealer commissions to the extent included as part of such discount).


                  "Interest Rate Hedge" shall mean any interest rate hedging arrangement entered into by the Debtor in compliance with Section 6.1(n) hereof and acceptable to the Surety Bond Provider.

                  "Interest Rate Hedge Receipts" shall mean for any Collection Period, any amounts paid by the Hedge Counterparty to the Collateral Agent during such Collection Period pursuant to the terms of any Interest Rate Hedge during such Collection Period.

                  "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

                  "LIBOR Rate" means, with respect to any Collection Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 a.m. (London time) two London Business Days prior to the first day of such Collection Period for a term of one month. If for any reason such rate is not available, the term "LIBOR Rate" shall mean, for any Collection Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London inter- bank offered rate for deposits in dollars at approximately 11:00 a.m. (London time) two London Business Days prior to the first day of such Collection Period for a term of one month; provided, however, if more than one rate is specified on the Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

                  "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever for the purpose of security, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing.

                  "Liquidation Proceeds" shall mean (i) proceeds of any claim under any credit insurance policy and (ii) all monies collected in connection with the disposition of any Boat (including any recoveries received after the disposition of the related Boat), from whatever source, securing a Defaulted Receivable, net of the sum of (x) any amounts expended by the Servicer in connection with the liquidation of such Boat for the account of the Obligor and (y) any such amounts required by law to be remitted to the Obligor.

                  "Liquidity Agreement" shall mean the agreement between the Company and any Liquidity Provider evidencing the obligation of the Liquidity Provider to provide liquidity support to the Company in connection with the issuance of Commercial Paper.

                  "Liquidity Fee" shall have the meaning specified in the Fee Letter.

                  "Liquidity Provider" shall mean the Person or Persons who will provide liquidity support to the Company in connection with the issuance by the Company of its Commercial Paper and shall include any Person acquiring a participation interest therein.

                  "London Business Day" any day which is a Business Day and also is a day on which commercial banks are open for international business (including dealings in U.S. dollar deposits) in London.

                  "Material Adverse Change" Any circumstance or event which in the reasonable judgment of the Surety Bond Provider, so long as no Surety Bond Provider Default has occurred and is continuing (a) may be reasonably expected to cause a material adverse change to the validity or enforceability of this Agreement or the Servicing Agreement, (b) may be reasonably expected to be material and adverse to the financial condition, business, operations or property of the Servicer or (c) may be reasonably expected to materially impair the ability of the Servicer to fulfill its obligations under this Agreement or the Servicing Agreement.

                  "Maximum  Permitted  Borrowing  Base" shall mean, at any time,
(a) the sum of (1) the Maximum Permitted Borrowing Base (Boats) plus (2) the Maximum Permitted Borrowing Base (Personal Watercraft) minus (b) the aggregate Principal Balance of all Eligible Receivables which are Precomputed Receivables to the extent that such aggregate amount exceeds 10% of the Borrowing Base.

                  "Maximum Permitted Borrowing Base (Boats)" shall mean, at any time, the product of the Noteholder's Percentage (Boats) times the Borrowing Base (Boats).

                  "Maximum Permitted Borrowing Base (Personal Watercraft)" shall mean, at any time the sum of (a) the Noteholder's Percentage (Personal
Watercraft  -  Extended  Term)   multiplied  by  the  Borrowing  Base  (Personal
Watercraft - Extended Term) and (b) the Noteholder's Percentage (Personal Watercraft - Regular Term) multiplied by the Borrowing Base (Personal Watercraft
- Regular Term).

                  "Minimum Required APR" shall mean, as of the end of the related Collection Period, the then current yield to maturity of the United States Treasury Security having a maturity of three years (as published on Bloomberg at the close of such Business Day) plus the sum of (a) the Servicing Fee (calculated as if UAC or an Affiliate is not the Servicer) and (b)(i) 2.70% per annum in the case of Boats (other than Personal Watercraft) and (ii) 3.70% per annum in the case of Personal Watercraft.

                  "Monthly   Debtor's   Certificate"   shall  have  the  meaning
specified in Section 4.5 hereof.

                  "Moody's" shall mean Moody's Investors Service,
Inc.

                  "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which contributions are or have been made by the Debtor or any ERISA Affiliate of the Debtor.

                  "Net Investment" shall mean with respect to any Determination Date, (i) the amount of the Initial Funding and any Subsequent Funding occurring on or prior to such Determination Date less (ii) all Collections distributed to the Noteholder in reduction of the Net Investment pursuant to Section 5.1 hereof on or prior to such Determination Date less (iii) any draws from the Reserve Account distributed to the Noteholder in reduction of the Net Investment, less
(iv) any amounts  paid to the  Noteholder  allocable  to  principal  pursuant to
Section 3.1, less (v) amounts deposited in the Collection Account pursuant to Section 6.1(m) and less (vi) draws on the Surety Bond distributed to the Noteholder in reduction of the Net Investment provided however that such draws on the Surety Bond shall not reduce the Surety Bond Provider's right of subrogation in the Net Investment before giving effect to any such draws.

                  "Net Yield" shall mean, as of the last day of any Collection Period, the product of (i) 4 and (ii) a fraction, the numerator of which is equal to Finance Charge Collections (Net Yield) for such Collection Period and each of the immediately preceding two Collection Periods minus Carrying Costs for such Collection Period and each of the immediately preceding two Collection Periods minus the aggregate Principal Balance of Receivables which became Defaulted Receivables during such Collection Period and each of the immediately preceding two Collection Periods minus the Servicing Fee for such Collection Period and each of the immediately preceding two Collection Periods minus the Surety Bond Premium during such Collection Period and each of the immediately preceding two Collection Periods and the denominator of which is the average of the outstanding Principal Balance of the Eligible Receivables over such Collection Period and the immediately preceding two Collection Periods provided, that the calculation of Net Yield shall not be made or applicable during any Collection Period following a Take-Out, but prior to the Termination Date, during which Collection Period the Net Investment equals zero.

                  "Note" shall mean the note issued by the Debtor to the Company pursuant to Section 2.1(e) of the Note Purchase Agreement.

                  "Noteholder" shall mean the Company as holder of the Note or any assignee thereof.

                  "Noteholder's  Percentage  (Boats)" shall be 85% provided that
(A) on and following each Ratio Calculation Date (September) on which (i) the Delinquency Ratio as of the end of the previous Collection Period is less than 2.25% and (ii) the Cumulative Charge-Off Ratio as of the end of the previous Collection Period is less than 1.00%, the Noteholder's Percentage (Boats) shall be 88%, (B) on and following any Ratio Calculation Date (December) on which (i) the Delinquency Ratio as of the end of the previous Collection Period is less than 3.50% and (ii) the Cumulative Charge-Off Ratio as of the end of the previous Collection Period is less than 1.50%, the Noteholder's Percentage (Boats) shall mean 90% and (C) for so long as S&P has not provided written notice to the Surety Bond Provider, the Agent and the Debtor that such determination will cause an S&P Rating Event;

         provided, however, that on any date after the Noteholder's Percentage (Boats) has been determined previously pursuant to clauses (A) or (B) above and on or after any subsequent Ratio Calculation Date (September) with respect to on which the Delinquency Ratio or Cumulative Charge-Off Ratio exceeds the percentages set forth in clause (A) above, (1) if no Take-Out has occurred, the Noteholder's Percentage (Boats) shall remain at the amount determined previously pursuant to clauses (A) and (B) above or (2) if a Take-out has occurred the Noteholder's Percentage (Boats) shall be reduced to 85%, provided, further, that on any date after the Noteholder's Percentage (Boats) has been determined previously pursuant to clauses (A) or (B) above and on or after any subsequent Ratio Calculation Date (December) with respect to which the Delinquency Ratio or Cumulative Charge-Off Ratio exceeds the percentages set forth in clause (B) above, (1) if no Take-Out has occurred, the Noteholder's Percentage (Boats) shall remain at the amount determined previously pursuant to clauses (A) and (B) above or
         (2) if a Take-out has occurred the Noteholder's Percentage (Boats) shall be reduced to 88%.

In addition, on any date on which the Target Net Yield exceeds the Net Yield as of the last day of the previous Collection Period, the Noteholder Percentage (Boats) shall equal the percentage determined above minus the product of (a) 3.5 and (b) the difference between (1) Target Net Yield and (2) Net Yield.


                  "Noteholder's Percentage (Personal Watercraft- Extended Term)" shall mean with respect to Personal Watercraft with 49-60 scheduled monthly payments at origination, 65%, provided that on any date on which the Target Net Yield exceeds the Net Yield as of the last day of the previous Collection Period, the Noteholder Percentage (Personal Watercraft - Extended Term) shall be

65% minus the product of (a) 2.0 and (b) the difference between (1) Target Net Yield and (2) Net Yield.

                  "Noteholder's Percentage (Personal Watercraft- Regular Term)" shall mean with respect to any Personal Watercraft with less than 49 scheduled monthly payments at origination, 80%, provided that (A) on and following each Ratio Calculation Date (September) on which (i) the Delinquency Ratio as of the end of the prior Collection Period is less than 2.25% and (ii) the Cumulative Charge- Off Ratio as of the end of the previous Collection Period is less than 1.00%, the Noteholder's Percentage (Personal Watercraft - Regular Term) shall be 83%, (B) on and following any Ratio Calculation Date (December) on which (i) the Delinquency Ratio as of the end of the prior Collection Period is less than 3.50% and (ii) the Cumulative Charge-Off Ratio at the end of the prior Collection Period is less than 1.50%, the Noteholder's Percentage (Personal Watercraft - Regular Term) shall be 85% and (c) for so long as S&P has not provided written notice to the Surety Bond Provider, the Agent and the Debtor that such determination will cause an S&P Rating Event;

         provided,  however, that on any date after the Noteholder's  Percentage
         (Personal Watercraft - Regular Term) has been determined previously pursuant to clauses (A) or (B) above and on or after any subsequent Ratio Calculation Date (September) with respect to which the Delinquency Ratio or Cumulative Charge-Off Ratio exceeds the percentages set forth in clause (A) above, (1) if no Take-Out has occurred, the Noteholder's Percentage (Personal Watercraft - Regular
         Term) shall remain at the amount determined previously pursuant to clauses (A) and (B) above or (2) if a Take-Out has occurred the Noteholder's Percentage (Personal Watercraft- Regular Term) shall be reduced to 80%, provided, further, that on any date after the Noteholder's Percentage (Personal Watercraft - Regular Term) has been determined previously pursuant to clauses (A) or (B) above and on or after any subsequent Ratio Calculation Date (December) with respect to which the Delinquency Ratio or Cumulative Charge-Off Ratio exceeds the percentages set forth in clause (B) above, (1) if no Take-out has occurred, the Noteholder's Percentage (Personal Watercraft Regular
         Term) shall remain at the amount determined previously pursuant to clauses (A) and (B) above or (2) if a Take-out has occurred the Noteholder's Percentage (Personal Watercraft - Regular
         Term) shall be reduced to 83%.

In addition, on any date on which the Target Net Yield exceeds the Net Yield as of the last day of the previous Collection Period, the Noteholder Percentage (Personal Watercraft-Regular Term) shall be the amount determined above minus the product of (a) 2.0 and (b) the difference between (1) Target Net Yield and
(2) Net Yield.

                  "Note  Purchase   Agreement"  shall  mean  the  Note  Purchase
Agreement dated as of April 3, 1997 among the Debtor, the Company and NationsBank as Agent and as a Bank Investor, as such agreement may be amended, modified and supplemented from time to time.

                  "Obligor" shall mean, for any Receivable, each person who owes payments under such Receivable.

                  "Official Body" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                  "Pay Out Commencement Date" shall mean the date on which a Termination Event is deemed to occur pursuant to Section 6.1 hereof.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any other entity succeeding to the functions currently performed by the Pension Benefit Guaranty Corporation.

                  "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a trust, an unincorporated association, a joint venture or other entity or a government or an agency or political subdivision thereof.

                  "Personal Watercraft" shall mean a vessel less than 16 feet in length, propelled by machinery and designed to be operated sitting, standing, or kneeling on, instead of inside, the vessel.

                  "Plan" shall mean any employee pension benefit plan that (a) is or has been maintained by the Debtor or any ERISA Affiliate of the Debtor, or to which contributions by any such Person are or have been required to be made,
(b) is subject to the provisions of Title IV of ERISA and (c) is not a Multiemployer Plan.

                  "Plan Event" shall mean (a) the provisions of a notice of intent to terminate any Plan under Section 4041 of ERISA other than in a "standard termination", or the treatment of a Plan amendment as a distress termination under Section 4041 of ERISA, (b) the receipt of any notice by any Plan to the effect that the PBGC intends to apply for the appointment of a trustee to administer any Plan, (c) the termination of any Plan which may result in a material liability to the Debtor, (d) the withdrawal of the Debtor or any ERISA Affiliate of the Debtor from any Plan described in Section 4063 of ERISA which may result in a material liability of the Debtor, (e) the complete or partial withdrawal of the Debtor or any ERISA Affiliate of the Debtor from any Multiemployer Plan which may result in a material liability of the Debtor, (f) a "reportable event" described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC) or an event described in Section 4068(f) of ERISA which may result in a material liability of the Debtor, and (g) any other event or condition which under ERISA or the Code may constitute grounds for the imposition of a lien on the assets of the Debtor in respect of any Plan or Multiemployer Plan which is not corrected within 30 days.

                  "Potential Termination Event" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Termination Event.

                  "Potential Wind-Down Event" means an event which, but for the lapse of time or the giving of notice, or both, would constitute a Wind-Down Event.

                  "Precomputed Receivable" means any Receivable under which the portion of a payment allocable to interest and the portion allocable to the Amount Financed is determined according to the sum of periodic balances or the sum of monthly balances or any equivalent method or are monthly actuarial receivables.

                  "Premium Portion" shall have the meaning specified in the Insurance Agreement.

                  "Premium Side Letter Agreement" means that certain letter agreement dated April 3, 1997 among the Surety Bond Provider, UAC and the Debtor.

                  "Principal Balance" of a Receivable as of the close of business on any date means the Amount Financed minus all Collections collected by the Servicer to and including such day with respect to such Receivable and applied by the Servicer in accordance with the Servicer's customary servicing procedures to reduce the principal balance thereof; provided, however, that the Principal Balance of any Receivable which has been charged-off or which otherwise qualifies as a Defaulted Receivable or an Ineligible Receivable as defined herein or with respect to which the Debtor has failed to make a required deposit into the Yield Supplement Account pursuant to the terms of Section 2.5(b) shall have a Principal Balance of zero.

                  "Principal Collections" means, for any Remittance Date, the sum of the following amounts with respect to the preceding Collection Period:
(i) that portion of all collections on Receivables allocable to principal, (ii) the amount paid by the Debtor in respect of a breach of the representation set forth in Section 3.1(a) pursuant to clause (x) of the last paragraph of Section
3.1 and (iii) prepayments of any refunded item included in the Amount Financed, such as extended warranty protection plan costs, or physical damage, credit life or disability insurance premiums. Principal Collections shall not include any late fees, insufficient check charges or related charges assessed against Obligors.

                  "Principal Component" shall mean with respect to Commercial Paper (A) in the case of Commercial Paper issued on a discount basis, the amount of proceeds received by the Company upon the sale thereof and (B) in the case of Commercial Paper issued on an interest-bear- ing basis, the face amount thereof.

                  "Program Fee" shall mean a fee payable monthly to the Company by the Debtor, the terms of which are set forth in the Fee Letter.

                  "Purchase Agreement" shall mean the Amended and Restated Sale and Purchase Agreement, dated as of April 3, 1997, between the Debtor, as purchaser thereunder, and the Seller, as seller thereunder, as the same may be amended, modified and supplemented from time to time in accordance with the terms thereof and hereof.

                  "Purchased Interest" shall mean the interest in the Note, if any, acquired by the Liquidity Provider.

                  "Ratio Calculation Date" shall mean either a Ratio Calculation Date (September) or a Ratio Calculation Date (December).

                  "Ratio   Calculation   Date   (September)"   shall  mean  each
Determination Date occurring in the month of September.

                  "Ratio   Calculation   Date   (December)"   shall   mean  each
Determination Date occurring in the month of December.

                  "Receivable" shall mean indebtedness owed to the Debtor under a Contract, whether constituting an account, chattel paper, instrument, mortgage, deed of trust or general intangible, arising out of or in connection with the sale of a Boat including the rendering of services by the Dealer in connection therewith, and the right of payment of any finance charges and other obligations of the Obligor with respect thereto. Notwithstanding the foregoing, once the Collateral Agent has released its security interest in a Receivable pursuant to Section 2.4 hereof, it shall no longer constitute a Receivable hereunder.

                  "Receivable Schedule" shall mean the schedule of Receivables (which schedule may be in the form of a computer file or microfiche) attached as Exhibit A to this Agreement, as amended or modified from time to time pursuant to the terms of this Agreement.

                  "Receivables File" shall have the meaning specified in the Purchase Agreement.

                  "Related Commercial Paper" shall mean Commercial Paper the proceeds of which were used to acquire, or refinance, the Net Investment.

                  "Relevant UCC State" shall mean the States of New York and Indiana.

                  "Re-Liening Expense" shall mean all expenses incurred by the Servicer, the Collateral Agent or any secured party pursuant to Section 6.3(b) hereof for the purpose of re-titling the Boats to name the Collateral Agent as first lienholder on the certificate of title thereto and to effect any filings or other actions necessary to perfect the Collateral Agent's interest as first lienholder in the related Boat motors and trailers.

                  "Remittance Date" shall mean the 10th day of each month beginning May 12, 1997, or, if such 10th day is not a Business Day, the next succeeding Business Day.

                  "Replacement Event" shall mean the placing on "Creditwatch" or other similar list with negative implications, the claims paying ability of the Surety Bond Provider or the downgrade, reduction or withdrawal of the ratings assigned by Moody's or S&P to the Surety Bond Provider's claims paying ability.

                  "Replacement   Surety   Bond"   shall  mean  a  surety   bond,
substantially in the form attached hereto as Exhibit B and which has been provided pursuant to Sections 8.8 and 8.10 hereof.

                  "Required Reserve Account Balance" shall mean an amount equal to the product of (i) 0.75% and (ii) the Net Investment.

                  "Requirements of Law" for any Person shall mean the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether Federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

                  "Reserve Account" shall mean the account established pursuant to Section 5.3 hereof.

                  "S&P" shall mean Standard & Poor's Ratings Group, a Division of The McGraw-Hill Companies.

                  "S&P Rating Event" shall mean an event which would cause S&P to downgrade, withdraw or place on "Creditwatch" with negative implications its rating of the Receivables facility.

                  "Secured Parties" shall mean the Company, the Bank Investors and the Surety Bond Provider and their respective successors and assigns.

                  "Seller" means Union Acceptance Corporation.

                  "Servicer" shall mean UAC as servicer under the Servicing Agreement or any successor Servicer.

                  "Servicer Advance" shall have the meaning specified in Section 5.1(b).

                  "Servicer Event of Default" shall mean (a) the failure of the Servicer to make any payment, transfer or deposit as required hereunder, under the Note Purchase Agreement or the Servicing Agreement, (b) the failure of the Servicer to observe or perform in any material respect any other representation, warranty, covenant or agreements of the Servicer (including its Credit Guidelines) as reasonably determined by the Surety Bond Provider as set forth in the Servicing Agreement, (c) the occurrence of any Material Adverse Change and
(d) an event of the type described in Section 6.1(c) shall occur with respect to the Servicer.

                  "Servicer Transfer" shall have the meaning specified in the Servicing Agreement.

                  "Servicing Agreement" shall mean the Amended and Restated Servicing Agreement, dated as of April 3, 1997, between UAC as servicer, and the Debtor, as such agreement may be amended, modified and supplemented from time to time, attached hereto as Exhibit E.

                  "Servicing Fee" shall mean, for any Collection Period, the fee payable pursuant to the Servicing Agreement by the Debtor to the Servicer, such amount not to exceed 1.00% per annum in the case of UAC or an affiliate and 1.50% per annum in the case of any successor Servicer unaffiliated with UAC, in each case, on the aggregate outstanding Principal Balance of Receivables as of the first day of such Collection Period.

                  "Settlement Sheet" shall mean a certificate signed by an officer of the Debtor setting forth the Borrowing Base and Net Investment as of the date of such certificate.

                  "Subsequent Funding" shall have the meaning specified in the Note Purchase Agreement.

                  "Subsidiary" means any corporation more than 50% of the outstanding voting securities of which shall at any time be owned or controlled, directly or indirectly, by the Debtor or by one or more Subsidiaries or by the Debtor and one or more Subsidiaries, or any similar business organization which is so owned or controlled.

                  "Supplemented  Receivable" shall have the meaning set forth in
Section 2.5(b) hereof.

                  "Surety   Bond"   shall  mean  that   certain   unconditional,
irrevocable surety bond, substantially in the form annexed hereto as Exhibit B, to be issued by the Surety Bond Provider and naming the Agent as beneficiary.

                  "Surety Bond Premium" shall have the meaning specified in the Insurance Agreement.

                  "Surety Bond Provider" shall mean Capital Markets Assurance Corporation, a New York monoline stock insurance company.

                  "Surety Bond Provider Default" shall mean the failure by the Surety Bond Provider to make a required payment under the Surety Bond.

                  "Take-Out" shall have the meaning specified in Section 2.4 hereof.

                  "Target Net Yield" shall mean 2.00% per annum.

                  "Targeted Monthly Principal Payment" shall mean, with respect to each Remittance Date, the amount necessary to reduce the Net Investment to the Maximum Permitted Borrowing Base.

                  "Telerate   Page  3750"   shall  mean  the   British   Bankers
Association Libor Rates (determined at 11:00 a.m. London time) that are published by Dow Jones Telerate, Inc.

                  "Termination Date" means the earliest of (i) that day designated by the Debtor as the Termination Date at any time following 60 days written notice to the Agent, (ii) the date of termination of the Company's program liquidity facilities provided by any Liquidity Agreement or the Company's credit support facilities provided by any Credit Support Agreement,
(iii) the Pay Out Commencement Date, (iv) two Business Days prior to the Commitment Termination Date, (v) the day on which an Advance Termination Date shall occur, or (vi) 364 days from closing, unless extended prior to such date pursuant to a Revolving Period Extension (as defined in the Insurance Agreement).

                  "Termination  Event"  shall  have  the  meaning  specified  in
Section 6.1 hereof.

                  "Transaction   Documents"  shall  mean  this  Agreement,   the
Purchase Agreement, the Note Purchase Agree- ment, the Insurance Agreement, the Servicing Agreement and the Surety Bond.

                  "Transfer"  or  "Transferred,"   when  used  with  respect  to
Eligible Investments held or to be held in the Reserve Account means:

                  (a) with respect to each Clearing Corporation Security, transfer to the Collateral Agent will occur upon the latest of: (w) the making by the Clearing Corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of the Financial Intermediary by the amount of such Clearing Corporation Security, (x) the sending of a confirmation to the Collateral Agent by the Financial Intermediary of the purchase by the Collateral Agent of such Clearing Corporation Security and (y) the identification by book entry to the Financial Intermediary Securities Account by the Financial Intermediary of the Clearing Corporation Securities as belonging to the Collateral Agent;

                  (b) with respect to each Certificated Security, transfer to the Collateral Agent will occur upon the latest of (x) the sending of a confirmation by the Financial Intermediary of the purchase by the Collateral Agent of such Certificated Security and (y) the identification by book-entry to the Financial Intermediary Securities Account by the Financial Intermediary of such Certificated Security as belonging to the Collateral Agent;

                  (c) with respect to each Federal Book-Entry Security, transfer to the Collateral Agent will occur upon the latest of (x) the making by the Federal Reserve Bank of Richmond of appropriate entries transferring the Federal Book-Entry Security on its books and records to the book-entry account of the Financial Intermediary at the Federal Reserve Bank of Richmond, (y) the sending of a confirmation by the Financial Intermediary of the purchase by the
Collateral Agent of such Federal Book- Entry Security, and (z) the identification by book-entry to the Financial Intermediary Securities Account by the Financial Intermediary of such Federal Book-Entry Security as belonging to the Collateral Agent;

                  (d) with respect to Instruments in the possession of a Bailee, in the State of North Carolina, the sending of notice to the Bailee by the Collateral Agent of the security interest of the Collateral Agent and the sending of an acknowledgment of such notice to the Collateral Agent; and

                  (e) with respect to any Eligible Investment, by any method creating a perfected security interest in favor of the Collateral Agent, provided that the Debtor shall have delivered an opinion of counsel to the Collateral Agent, Moody's and S&P to the effect that the Collateral Agent on behalf of the Secured Parties has a valid perfected first priority security interest in such Eligible Investment.

                  "UAC" shall mean Union Acceptance Corporation.

                  "Uniform Commercial Code" or "UCC" shall mean the Uniform Commercial Code as adopted in the Relevant UCC State.

                  "Unused Portion" shall have the meaning specified in the Insurance Agreement.

                  "Wind-Down Event" shall have the meaning specified in Section 6.2.

                  "Yield Protection Provision" shall mean the compensation of the Company and each Bank Investor by the Debtor of the Company's and the Bank Investors' costs due to increased taxes, reserves and funding costs incurred under Section 4.2 of the Note Purchase Agreement.

                  "Yield Supplement Account" shall mean the account established by the Debtor, in the name of the Collateral Agent, for the benefit of the Secured Parties, pursuant to Section 2.5 hereof.

                  "Yield Supplement Amount" shall mean, with respect to a Supplemented Receivable and with respect to each Remittance Date, an amount equal to the excess, if any, of (i) interest for the related Collection Period on the outstanding Principal Balance of such Receivable as of the first day of the related Collection Period at a rate equal to the Minimum Required APR (determined as of the last Business Day of the Collection Period during which such Receivable first became part of the Collateral) over (ii) interest for the related Collection Period at the APR set forth in the related Contract on the outstanding Principal Balance of such Receivable as of the first day of the related Collection Period.

                  "Yield Supplement Deposit Amount" shall mean for each Supplemented Receivable, the aggregate of the Yield Supplement Amounts for the period commencing with the Collection Period in which each such Supplemented Receivable first becomes part of the Collateral and ending with the Collection Period during which the scheduled maturity of each such Supplemented Receivable occurs, assuming that payments on such Supplemented Receivables are made as scheduled and no prepayments thereon are made.

                                   ARTICLE II

                           GRANT OF SECURITY INTEREST

                  SECTION 2.1 Grant of Security Interest. As security for the prompt and complete payment of the Note and the performance of all of the Debtor's obligations under the Note, the Note Purchase Agreement, the Insurance Agreement and this Agreement, the Debtor hereby grants to the Collateral Agent, on behalf of the Secured Parties, a security interest in and continuing Lien on all of the Debtor's right, title and interest in, to and under (i) all Receivables, and the Contracts related thereto, now or hereafter existing, all monies due or to become due with respect thereto (not including any late fees, insufficient check charges and related charges assessed against Obligors), whether such amounts are considered accounts, general intangibles or other property, all monies or remittances on deposit in any lockbox account which constitute proceeds of the Receivables and the Contracts (not including any late fees, insufficient check charges and related charges assessed against Obligors) and all monies on deposit in the Collection Account, the Yield Supplement Account, the Carrying Costs Account, and the Reserve Account and any investments made with the amounts on deposit in such accounts; (ii) the security interests in the Boats granted by Obligors pursuant to the related Receivables and any accessions thereto; (iii) any proceeds from claims on any physical damage, credit life, lender's single interest, disability, hospitalization or other insurance policies covering Boats or Obligors and any Liquidation Proceeds; (iv) the interest of the Seller in any proceeds from Dealers relating to the Receivables; (v) all documents relating to such Receivable including without limitation all documents contained in the related Receivables File; (vi) any investment earnings on the Collection Account, Yield Supplement Account, Reserve Account and Carrying Costs Account, (vii) any Interest Rate Hedge Receipts; and
(viii) proceeds of any and all of the foregoing; in addition, the Debtor hereby assigns to the Collateral Agent all of its rights under each of the Purchase Agreement and the Servicing Agreement with respect to the Receivables and the Contracts related thereto (all of the foregoing, collectively, the "Collateral"). The foregoing pledge does not constitute an assumption by the Collateral Agent of any obligations of the Debtor to

Obligors or any other Person in connection with the Collateral or under any agreement and instrument relating to the Collateral, including without limitation any obligation to make future advances to or on behalf of such Obligors.

                  In connection with such pledge, the Debtor agrees to record and file, at its own expense, financing statements with respect to the Collateral now existing and hereafter created for the transfer of chattel paper and general intangibles (each as defined in Article 9 of the UCC as in effect in the Relevant UCC State) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the security interest in the Collateral to the Collateral Agent, and to deliver a file-stamped copy of such financing statements or other evidence of such filing (which may, for purposes of this Section 2.1, consist of telephone confirmation of such filing) to the Agent on or prior to the Closing Date. In addition, the Debtor agrees to clearly and unambiguously mark all computer tapes and computer records, if any, to show that the Receivables and the Contracts related thereto have been pledged to the Collateral Agent hereunder.

                  In connection with such pledge, the Debtor agrees to direct UAC as Servicer, on or prior to the Closing Date, to indicate, on or prior to the Closing Date, clearly and unambiguously in its computer tapes and computer records described in the preceding paragraph that the Receivables have been pledged to the Collateral Agent pursuant to this Agreement. The Debtor shall deliver to the Collateral Agent a computer file or microfiche list containing a true and complete list of all such Receivables, identified by account number and Principal Balance as of two Business Days prior to the Closing Date. Such file or list shall be marked as the Receivable Schedule, delivered to the Collateral Agent as confidential and proprietary information, and is hereby incorporated into and made a part of this Agreement. The Debtor agrees to deliver to the Collateral Agent at such times as requested by the Collateral Agent in connection with a third-party's request to review Schedule A, as provided in the financing statement filed by the Collateral Agent under the UCC, a computer file or microfiche list containing a true and complete list of all Receivables subject to the lien of this Agreement, identified by account number and by outstanding Principal Balance as of such day or date. Such updated and revised file or list shall be marked as the Receivable Schedule and Schedule A to this Agreement, delivered to the Collateral Agent as confidential and proprietary information, shall replace the previously delivered Receivable Schedule identified as Schedule A, and shall be incorporated into and made a part of this Agreement. The Debtor agrees to direct the Servicer, by the end of each Collection Period, to indicate clearly and unambiguously in its computer files that the Receivables acquired by the Debtor during such Collection Period have been pledged to the Collateral Agent pursuant to this Agreement.

                  SECTION 2.2 Subrogation. The Debtor, the Company, each Bank Investor, the Collateral Agent and the Surety Bond Provider acknowledge that, to the extent of any payment made under the Surety Bond, the Surety Bond Provider is to be fully subrogated to the extent of such payment, to the rights of the Noteholder to any moneys paid or payable to such holder in respect of the corresponding amounts due on such Note and under the Note Purchase Agreement (it being understood that the Surety Bond Provider shall be entitled to payments in respect of such subrogation only to the extent that no amounts are at such time due and payable to the Noteholder under the Note). The parties hereto each agree to such subrogation and each further agrees to execute such instruments and to take such actions as, in the sole judgment of the Surety Bond Provider, are necessary to evidence such subrogation and to perfect the rights of the Surety Bond Provider to receive any moneys paid or payable hereunder, under the Note Purchase Agreement and the Insurance Agreement.

                  SECTION 2.3 Increase in Principal Amount of Note; Limit on Commercial Paper Maturity. (a) The Debtor may increase the outstanding principal amount under the Note only upon satisfaction of the following conditions:

                                    (i)  neither  (x)  a  Termination  Event,  a
         Potential Termination Event or the Commitment Termination Date (in the case of a Funding by the Company or the Bank Investors) nor (y) (in the case of a Funding by the Company only) a Wind-Down Event, a Potential Wind- Down Event, the Termination Date or the Advance Termination Date shall have occurred and be continuing;

                                    (ii)  after   giving   effect  to  any  such
         increase, the Net Investment shall not be greater than the Maximum Permitted Borrowing Base and the Net Investment plus the Interest Component shall not exceed the Facility Limit and the Collateral Agent, the Agent and the Surety Bond Provider shall have received an executed certification by an authorized officer of the Servicer showing the calculations necessary to support the foregoing;

                                    (iii) each  representation  and  warranty of
         the Debtor herein or in the Note Purchase Agreement shall be true and correct with respect to the Debtor and each Receivable included in either the Borrowing Base (Boats) or Borrowing Base (Personal Watercraft) is an Eligible Receivable as of the date of such Funding;

                                    (iv) the Company is able to obtain funds for
         the making of such Funding in the commercial paper market or pursuant to the Liquidity Agreement (only in the case of a Funding to be made by the Company);

                                    (v) the Debtor  shall have  deposited in the
         Reserve Account, or shall have given irrevocable instructions to the Agent to withhold from the proceeds of such Funding and to deposit in the Reserve Account, an amount equal to the amount necessary to cause the amount on deposit in the Reserve Account to at least equal the Required Reserve Account Balance (calculated as if such increase shall have occurred); and

                                    (vi) the Surety  Bond shall be in full force
         and effect and no Surety Bond Provider Default shall have occurred.

                  (b) The Company shall not issue any Related Commercial Paper with a maturity in excess of 60 days in connection with any financing or refinancing of an increase in the Note.

                  SECTION 2.4 Release of Receivables. On any Business Day, the Debtor shall have the right to require the Collateral Agent to release all of the Collateral Agent's right, title and interest in and to all or certain specified Receivables on the terms and conditions set forth herein. It shall be a condition precedent to any such release that (i) after giving effect to any such release, the Net Investment shall not exceed the Maximum Permitted Borrowing Base, such determination to be based on the most recent Monthly Debtor's Certificate or Settlement Sheet delivered by the Debtor provided that, if after giving effect to any such release, the Net Investment shall exceed the Maximum Permitted Borrowing Base, the Debtor shall pay to the Collateral Agent, on or prior to such Business Day, for payment to the Noteholder on the day of receipt from the Debtor, an amount equal to the amount necessary, if any, to reduce the Net Investment such that the Net Investment does not exceed the Maximum Permitted Borrowing Base after giving effect to such release, (ii) such release does not result in a Termination Event, (iii) the Debtor shall pay to the Collateral Agent, on or prior to such Business Day, for payment to the Noteholder on the day of receipt from the Debtor, an amount equal to all unpaid Carrying Costs (including Carrying Costs not yet accrued) to the extent reasonably determined by the Collateral Agent to be attributable to that portion of the Net Investment to be reduced as a result of the payment referred to in clause (i) above, (iv) the Debtor shall have given the Collateral Agent, the Surety Bond Provider and the Agent at least five (5) days prior written notice of its intention to request the release of such Receivables, and (v) all amounts due hereunder, under the Note Purchase Agreement and the Insurance Agreement, to the extent accrued to the date of such release or, at the option of the Collateral Agent, acting upon the instructions of the Agent and the Surety Bond Provider, acting separately, accrued to such date and to accrue thereafter, shall be fully paid; provided, however, that if such release is a partial release, the Delinquency Ratio and the Cumulative Charge- off Ratio shall each be recalculated as of the most recent Ratio Calculation Date, as if such partial release had already occurred and such partial release shall only occur if the Noteholder's Percentage would not be reduced by such recalculation of the related Delinquency Ratio and the Cumulative Charge-off Ratio. It is the intention of the parties that, to the extent the Company is the Noteholder and the Company is funding its interest in the Note through Related Commercial Paper, the Debtor shall pay to the Collateral Agent such amounts as are required under this Section on the Business Day preceding the maturity date of the Related Commercial Paper issued by the Company to fund its interest in the Note. The Company agrees to use its reasonable efforts to reinvest in overnight Eligible Investments any payments received by the Company from the Debtor in respect of maturing Commercial Paper prior to the Business Day preceding such maturity and remit the proceeds of such investments to the Debtor.

                  The amount described in clause (i) above upon receipt by the Noteholder shall be applied in reduction of the Net Investment.

                  The Debtor shall also be obligated to pay the reasonable legal fees and expenses of the Collateral Agent, the Company, each Bank Investor, the Surety Bond Provider, the Administrative Agent and the Agent arising in connection with any such release.

                  The Debtor shall at least once in each twelve month period, the first such period to commence April 3, 1997, cause the release of all Receivables in existence as of a date not more than 31 days prior to the proposed date of release, and shall make the requisite payments described above and satisfy the requisite conditions precedent described above to cause such release to occur (such a release, a "Take-Out").

                  Upon the deposit to the Collection Account and the payment to the respective parties of the amounts described in this Section, the Collateral Agent shall execute and deliver to the Debtor, at the Debtor's expense, such documents or instruments as are necessary to terminate the Collateral Agent's interest in the applicable Receivables and the proceeds thereof. Any such documents shall be prepared by or on behalf of the Debtor and shall specifically identify (by loan or account number and outstanding Principal Balance) the Receivables in which the Collateral Agent's security interest is to be released.

                  SECTION 2.5  Yield Supplement Account, Deposits, Withdrawals.

                                    (a) On or before the  Initial  Funding,  the
         Debtor  shall  establish a segregated  account  (the "Yield  Supplement
         Account") with the Collateral Agent in the name of the Collateral Agent, for the benefit of the Secured Parties. Subject to the terms hereof, the Collateral Agent shall possess all right, title and interest in and to all funds deposited from time to time in the Yield Supplement Account. The Collateral Agent shall maintain the Yield
         Supplement Account at an Eligible Institution. If the Eligible Institution holding the Yield Supplement Account shall cease to be an Eligible Institution, the Surety Bond Provider (as long as no Surety Bond Provider Default has occurred and is continuing) shall have the right to direct the transfer of the Yield Supplement Account to an Eligible Institution. Notwithstanding the foregoing, the Collateral Agent shall not withdraw any funds from, or otherwise exercise control over, the Yield Supplement Account except as provided in this Agreement. All amounts on deposit in the Yield Supplement Account shall be held by the Collateral Agent for the benefit of the Secured Parties.

                                    (b) On or  prior  to each  Remittance  Date,
         with respect to all Receivables which were added as Collateral during the Collection Period relating to such Remittance Date, the Debtor shall (i) deposit into the Yield Supplement Account or (ii) shall instruct the Collateral Agent to make such deposit from the proceeds of Related Commercial Paper issued on such Remittance Date, for each such Receivable with respect to which the related Contract provides for interest to accrue thereunder at a rate less than the Minimum Required APR (determined as of the last Business Day of such Collection Period) (each, a "Supplemented Receivable") an amount equal to the Yield Supplement Deposit Amount in respect of each such Supplemented Receivable.

                                    (c)  (i)  Funds  on  deposit  in  the  Yield
         Supplement Account shall be invested in Eligible Investments by or at the written direction of the Debtor, provided that if a Termination Event shall have occurred, such investments shall be made as directed by the Surety Bond Provider (or by the Collateral Agent, if there shall have been a Surety Bond Provider Default). Any such written directions shall specify the particular investment to be made and shall certify that such investment is an Eligible Investment and is permitted to be made under this Agreement.

                                    (ii) All  investments  of amounts on deposit
         in the Yield Supplement Account shall be accomplished in a manner so as to cause such investments to be Transferred to the Collateral Agent; provided that upon the effectiveness in the State of New York of the 1994 Official Text of Article 8 of the Uniform Commercial Code, investments need not be Transferred to the Collateral Agent. The Collateral Agent agrees that, without the prior consent of the Surety Bond Provider, it shall not accept for credit to the Yield Supplement Account any investment as to which it has knowledge of any adverse claim thereto. NationsBank, N.A. hereby agrees (and any other Financial Intermediary holding the Yield Supplement Account shall so agree) to comply with all Entitlement Orders (as defined in Section 8-102 of the 1994 Official Text of the Uniform Commercial Code) received by it with respect to the Yield Supplement Account from the Collateral Agent.

                                    (iii)   Funds  on   deposit   in  the  Yield
         Supplement Account on the Closing Date and thereafter shall be so invested in Eligible Investments that mature on the Business Day preceding the succeeding Remittance Date. No Eligible Investment may be liquidated or disposed of prior to its maturity. All proceeds of any Eligible Investment shall be deposited in the Yield Supplement Account. Investments may be made on any date (provided such investments mature in accordance with the preceding sentence), only after giving effect to deposits to and withdrawals from the Yield Supplement Account on such date. Not later than 11:00 a.m. (New York time) on each Remittance Date, all interest and earnings (net of losses and investment expenses, if any) received since the previous Remittance Date (or since the Closing Date in the case of the first Remittance Date) on funds on deposit in the Yield Supplement Account shall be withdrawn by Collateral Agent and shall be remitted to the Debtor. Realized losses, if any, on amounts invested in Eligible Investments shall be charged against undistributed investment earnings on amounts on deposit in the Yield Supplement Account.

                                    (iv) The Debtor and the Surety Bond Provider
         shall each provide the Collateral Agent on the date hereof and from time to time an incumbency certificate or the substantial equivalent with respect to each officer of the Debtor and the Surety Bond Provider, respectively, that is authorized to provide instructions relating to investments in Eligible Investments.

                  (d) Eligible Investments shall be maintained by the Collateral Agent in such manner as may be necessary to maintain the first priority perfected security interest in favor of the Collateral Agent on behalf of the Secured Parties. NationsBank, N.A. agrees (and any other Financial Intermediary holding the Yield Supplement Account shall so agree) that it shall not agree to comply with Entitlement Orders (as defined in Section 8-102 of the 1994 version of the Official Text of Article 8 of the Uniform Commercial Code) with respect to the Yield Supplement Account given to it by any Person other than the Collateral Agent.

                  All amounts or property credited to the Yield Supplement Account shall be subject to the lien of the Collateral Agent until released or withdrawn from the Yield Supplement Account.

                  (e) Funds may be released from the Yield Supplement Account under the circumstances described in this Section 2.5(e). On each Remittance Date the Collateral Agent shall withdraw from the Yield Supplement Account, the Yield Supplement Amount (as set forth in the Monthly Debtor's Certificate) with respect to each Supplemented Receivable and deposit such amount(s) in the
Collection  Account.  On any day on which  the  Collateral  Agent,  pursuant  to
Section 2.4, releases to the Debtor
its interest in a Contract and related Receivable with respect to which the Debtor deposited funds in the Yield Supplement Account pursuant to Section 2.5(b), the amount of such deposit less any amounts released from the Yield Supplement Account with respect to such Receivable shall be released to the Debtor. Amounts on deposit in the Yield Supplement Account will be released to the Debtor each Remittance Date to the extent the amount on deposit in the Yield Supplement Account exceeds the sum of all projected Yield Supplement Amounts for all future Remittance Dates, assuming that future scheduled payments on all Supplemented Receivables are made on their scheduled due dates and no prepayments thereon occur. Upon the occurrence of a Termination Event, all amounts on deposit in the Yield Supplement Account shall be withdrawn at the option of the Surety Bond Provider (for so long as no Surety Bond Provider Default has occurred and is continuing) or the Administrative Agent (for so long as a Surety Bond Provider Default has occurred and is continuing) from such account and applied in reduction of the Net Investment. Each of the Debtor, the Seller, the Company and the Surety Bond Provider acknowledge that the Collateral Agent shall have no liability for amounts withdrawn from the Yield Supplement Account in reliance upon a Monthly Debtor's Certificate.

                                   ARTICLE III

                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                                  OF THE DEBTOR

                  SECTION 3.1 Representations and Warranties Concerning Receivables. The Debtor represents and warrants to and covenants with the Collateral Agent and the Secured Parties as of the Closing Date and, with respect to any Receivables added to the Collateral after the Closing Date, on and as of the date such Receivables were added to the Collateral that:

                  (a) Eligible Receivable. Each Receivable included in the applicable Borrowing Base is an Eligible Receivable.

                  (b) Place of Business. The chief place of business and chief executive office of the Debtor are located at the address of the Debtor indicated in Section 8.1 hereof and the offices where the Debtor keeps all its records, are located at the address(es) described on Exhibit C.

                  (c) Merger and Consolidation. As of the date hereof the Debtor has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy).

         In the event of a breach of the representation set forth in Section 3.1(a) with respect to any Receivable, such Receivable shall be deemed to have a Principal Balance of zero for purposes of calculating the applicable Borrowing Base and the Debtor shall pay to the Collateral Agent for deposit into the Collection Account an amount equal to the sum of (x) the lesser of (A) the amount, if any, by which the Net Investment exceeds the Maximum Permitted Borrowing Base (after giving effect to any such exclusion) and (B) the Principal Balance (determined in this case without giving effect to the proviso in the definition thereof) of the Receivable with respect to which the breach occurred and (y) an amount equal to interest accrued and unpaid on such Receivable at the related APR through the day immediately preceding the succeeding Remittance Date. Such payment shall be made on the Business Day preceding the next Remittance Date.

                           SECTION 3.2  Covenants of the Debtor

                  The Debtor hereby covenants to the Collateral Agent and the Secured Parties, so long as any amounts shall be outstanding under the Note, the Note Purchase Agreement or the Insurance Agreement or the Surety Bond is in effect, that:

                  (a) Corporate Existence. The Debtor will preserve and maintain its existence as a corporation duly organized and existing under the laws of the jurisdiction of its incorporation and will remain duly qualified as a foreign corporation under the laws of each other jurisdiction in which the failure to so qualify would have a material adverse effect on the ability of the Debtor to perform its obligations under this Agreement, the Note Purchase Agreement, the Note, the Insurance Agreement or the Purchase Agreement.

                  (b) Losses, Etc. In any suit, proceeding or action brought by the Collateral Agent or any Secured Party for any sum owing thereto, the Debtor will save, indemnify and keep the Collateral Agent and the Secured Parties harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Obligor under such Receivable, arising out of a breach by the Debtor of any obligation under the related Receivable or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such Obligor or its successor from the Debtor, and all such obligations of the Debtor shall be and remain enforceable against and only against the Debtor and shall not be enforceable against the Collateral Agent or any Secured Party.

                  (c) Compliance With Law. The Debtor will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any governmental authority applicable to the Receivables or any part thereof; provided, however, that the Debtor may contest any act, rule, regulation, order, decree or direction in any reasonable manner which will not materially and adversely affect the rights of the Collateral Agent in the Receivables or the collectability of the Receivables.

                  (d) No Instruments. The Debtor will take no action to cause any Receivable to be evidenced by any instrument (as defined in the UCC as in effect in the Relevant UCC State).

                  (e) No Liens. Except for the conveyances contemplated hereunder, the Debtor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Receivable or any interest therein; the Debtor will notify the Collateral Agent of the existence of any Lien on any Receivable immediately upon discovery thereof; and the Debtor shall defend the right, title and interest of the Collateral Agent in, to and under the applicable Receivables against all claims of third parties claiming through or under the Debtor; provided, however, that nothing in this Section 3.2(e) shall prevent the Debtor from suffering to exist upon any of the Receivables any Liens for taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Debtor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

                  (f) Notice to Collateral Agent. The Debtor will advise the Collateral Agent promptly, in reasonable detail, (i) of any Lien asserted or claim made against any of the Receivables, (ii) of the occurrence of any breach by the Debtor of any of its representations, warranties and covenants contained herein and (iii) of the occurrence of any other event which would have a material adverse effect on the Collateral Agent's security interest in the Receivables or the collectability thereof.

                  (g) Books and Records. The Collateral Agent and its agents and representatives shall at all times have reasonable access during normal business hours to all the computer tapes, books, correspondence and records of the Debtor insofar as they relate to the Receivables, and the Collateral Agent and its agents and representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Debtor agrees to render to the Collateral Agent or its agents and representatives, at the Debtor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Debtor hereby assigns to the Collateral Agent and its agents and representatives all rights the Debtor has or shall have to examine computer tapes, books, correspondence and records relating to Receivables serviced by the Servicer or any successor servicer thereto. The Collateral Agent acknowledges that in exercising the rights and privileges conferred in this Section 3.2(g) it, or its agents and representatives, may from time to time obtain knowledge of information and practices set forth in such computer tapes, books, correspondence and records (whether in the possession of the Debtor or the Servicer) of a confidential nature and in which the Debtor has a proprietary interest. The Collateral Agent agrees that all such information, practices, books, correspondence and records are to be regarded as confidential information and that (i) it shall retain in strict confidence and shall use its best efforts to ensure that its representatives retain in strict confidence and will not disclose without the prior written consent of the Debtor any or all of such information, practices, books, correspondence and records furnished to them and (ii) it will not, and will use its best efforts to ensure that its agents and representatives will not, make any use whatsoever (other than for the purposes contemplated by this Agreement) of any of such information, practices, computer tapes, books, correspondence and records without the prior written consent of the Debtor, unless such information (i) is generally available to the public, (ii) is required by law to be disclosed or is requested by any Governmental Authority having authority over the Company, any Bank Investor, the Agent, the Collateral Agent, the Administrative Agent, the Surety Bond Provider, any Liquidity Provider or Credit Support Provider or (iii) is requested by Moody's or S&P in connection with their rating of the Company's Commercial Paper or the implied rating on the facility.

                  (h) Administrative Procedures. The Debtor will maintain and implement administrative operating procedures (including, without limitation, an ability to recreate records evidencing the Receivables in the event of the destruction of the originals thereof) and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables.

                  (i) UCC Filings. The Debtor shall execute and file such continuation statements and any other documents requested by the Collateral Agent or which may be required by law to fully preserve and protect the interest of the Collateral Agent hereunder in and to the Receivables.

                  (j) Change of Location. The Debtor will not (i) without providing 30 days' notice to the Agent, the Surety Bond Provider, and the Collateral Agent and without filing such amendments to any previously filed financing statements as the Collateral Agent may require, (A) change the location of its principal executive office or the location of the offices where the records relating to the accounts are kept, and (B) change its name, identity or corporate structure in any manner which would, could or might make any financing statement or continuation statement filed by the Debtor in accordance with this Agreement seriously misleading within the meaning of Section 9-402(7) of the UCC or any applicable enactment of the UCC.

                  (k) Reporting. The Debtor will furnish, or cause to be furnished to the Agent, the Surety Bond Provider, the Collateral Agent (unless otherwise provided to the Collateral Agent) and, each of Moody's and S&P:

                                    (i) Notice of Termination  Event,  Potential
         Termination Event or Servicer Event of Default. As soon as possible and in any event within five days after the occurrence of each Termination Event, or each Potential Termination Event hereunder, or each Servicer Event of Default, a statement of the chief financial officer or chief accounting officer of the Debtor setting forth details of such Termination Event, Potential Termination Event or Servicer Event of Default and the action which the Debtor proposes to take with respect thereto.

                                    (ii) Change in Credit Guidelines.  Within 15
         days of the effectiveness of any material change in or amendment to the Credit Guidelines notice thereof, and within 30 days after such effective date, a copy of the

         Credit Guidelines, then in effect indicating such change or amendment.

                                    (iii) Annual  Reporting.  Within ninety (90)
         days after the close of each of its fiscal years, audited financial statements, prepared in accordance with generally accepted accounting principles on a consolidated basis for UAC and its subsidiaries, including balance sheets as of the end of such period, related statements of operations, shareholder's equity and cash flows, accompanied by an audit report of a nationally recognized firm of independent certified public accountants (or such other firm of independent certified public accountants acceptable to the Collateral Agent and the Surety Bond Provider) which report shall be unqualified as to going concern and scope of audit and shall state that such consolidated financial statements present fairly the financial position of UAC and each of its subsidiaries at the dates indicated and the results of their operations and their cash flow for the periods indicated is in conformity with GAAP and that the examination had been made in accordance with generally accepted auditing standards.

                                    (iv) Quarterly Reporting.  Within forty-five
         (45) days after the close of the first three quarterly periods of each of its fiscal years, for UAC and its subsidiaries, consolidated unaudited balance sheets as of the close of each such period and consolidated related statements of operations, shareholder's equity and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by UAC's chief financial officer.

                                    (v)  Compliance  Certificate.   Concurrently
         with the delivery by the Debtor of the financial statements with respect to UAC and its subsidiaries including the Debtor required hereunder, a compliance certificate signed by an appropriate officer reasonably familiar with the applicable provisions of this

         Agreement stating that no Termination Event, Potential Termination Event or Servicer Event of Default exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof.

                  (l) The Debtor shall not, without the prior written consent of the Collateral Agent,

                                    (i) engage in any business or activity other
         than those set forth in Article [III] of the Debtor's Certificate of Incorpora- tion;

                                    (ii)  incur  any  indebtedness,   assume  or
         guaranty  an  indebtedness   of  any  other  entity,   other  than  any
         indebtedness to the Seller thereof incurred in connection with the acquisition of Receivables, which indebtedness shall be subordinated to all other obligations of the Debtor or engage in any transactions with any affiliates, except as contemplated under this Agreement, the Note Purchase Agreement, the Servicing Agreement or pursuant to a Take-Out;

                                    (iii)    institute    proceedings    to   be
         adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the corporation or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take corporate action in furtherance of any such action, in each case, without the affirmative vote of 100% of the members of the Board of Directors of the Debtor.

                                    (iv) fail to (a) to the extent the  Debtor's
         office is located in the offices
         of UAC or any Affiliate of UAC, pay fair market rent for its executive office space located in the offices of UAC or any Affiliate of UAC, (b) maintain the Debtor's books, financial statements, accounting records and other corporate documents and records separate from those of UAC or any other entity, (c) not commingle the Debtor's assets with those of UAC or any other entity (it being understood that certain Collections on Receivables owned by the Debtor may be temporarily commingled with collections on other receivables serviced by UAC); (d) act solely in its corporate name and through its own authorized officers and agents,
         (e) make investments directly or by brokers engaged and paid by the Debtor or its agents (provided that if any such agent is an Affiliate of the Debtor it shall be compensated at a fair market rate for its services), (f) separately manage the Debtor's liabilities from those of UAC or any Affiliates of UAC and pay its own liabilities, including all administrative expenses, from its own separate assets, and (g) pay from the Debtor's assets all obligations and indebtedness of any kind incurred by the Debtor. The Debtor shall abide by all corporate formalities, including the maintenance of current minute books, and the Debtor shall cause its financial statements to be prepared in accordance with generally accepted accounting principles in a manner that indicates the separate existence of the Debtor and its assets and liabilities. The Debtor shall (i) pay all its liabilities, (ii) not assume the liabilities of UAC or any Affiliate of UAC, and (iii) not guarantee the liabilities of UAC or any Affiliate of UAC. The officers and directors of the Debtor (as appropriate) shall make decisions with respect to the business and daily operations of the Debtor independent of and not dictated by any controlling entity.

                                    (v) amend,  alter, change or repeal Articles
         III, IV, V, VI, and XI of its Certificate of Incorporation as in effect on the date hereof without the prior written consent of the Surety Bond Provider.

                                    (vi)  transfer  any  shares  of  its  Common
         Stock, or issue additional shares of its Common Stock or any other equity interests in the Debtor to any Person other than the Seller or acquire any shares of stock or equity interest in any other entity or have any subsidiaries.

                                    (vii) change its name, merge with or into or
         be consolidated with any other corporation.

                  (m) Opinion of Counsel. At the end of each calendar quarter, commencing in June, 1997, with respect to any state in which Obligors are located with respect to Eligible Receivables that account for more than 10% of the aggregate Principal Balance of Eligible Receivables and with respect to such state, the Debtor has not previously delivered a security interest opinion relating to the Boats, the Debtor shall be required to deliver a legal opinion satisfactory to the Surety Bond Provider, counsel for the Surety Bond Provider and S&P and shall be required to deliver a copy of such opinion to Moody's as to the status of the security interest of the Collateral Agent, on behalf of the Secured Parties, in the related Boats, provided that any Eligible Receivable the Obligor of which is located in a state that accounts for more than 10% of the aggregate Principal Balance of Eligible Receivables and with respect to such state the Debtor has failed to deliver the security interest opinion described above, the Principal Balance of such Eligible Receivable for purposes of calculating the Borrowing Base shall be deemed to be $0.

                  (n) Yield Supplement Account. The Debtor shall, with respect to each Supplemented Receivable, deposit the Yield Supplement Deposit Amount, on or prior to the Business Day prior to the Remittance Date relating to the first Collection Period during which such Supplemented Receivable became part of the Collateral, into the Yield Supplement Account for the period commencing with the Collection Period in which each such Supplemented Receivable first becomes part of the Collateral and ending with the Collection Period during which the scheduled maturity of each such Supplemented Receivable occurs, assuming that payments on such Supplemented Receiv ables are made as scheduled and no prepayments thereon are made.

                                   ARTICLE IV

                          SERVICING AND ADMINISTRATION

                  SECTION 4.1 Servicing. (a) Pursuant to the Servicing Agreement, the Debtor has contracted with Union Acceptance Corporation ("UAC") to act as servicer to manage, collect and administer each of the Receivables. Until such time as UAC is terminated as servicer under the Servicing Agreement, references to the Servicer herein shall refer to UAC as servicer under the terms of the Servicing Agreement. In the event of a Servicer Event of Default, the Collateral Agent, acting, for so long as no Surety Bond Provider Default has occurred, upon the written direction of the Surety Bond Provider, shall have the right to cause the Debtor to terminate UAC as servicer thereunder. Upon termination of UAC as servicer of the Receivables pursuant to Section 6.02 of the Servicing Agreement, the Collateral Agent, acting upon, for so long as no Surety Bond Provider Default has occurred, the written direction of the Surety Bond Provider shall have the right to appoint a successor servicer and enter into a servicing agreement with such successor servicer at such time and direct the Collateral Agent in the exercise of its rights under Section 4.3 hereof. Such appointment shall be subject to the consent of the Debtor, which consent shall not be unreasonably withheld; provided, however, that if a Termination Event shall have occurred, or a Potential Termination Event shall have occurred and be continuing, the consent of the Debtor shall not be required. In the event that a successor Servicer is not appointed within 30 days of the Servicer Event of Default which led to the termination of the preceding Servicer, NationsBank, N.A. shall thereupon be appointed to act as successor Servicer and NationsBank, N.A. agrees to so act. Such servicing agreement shall specify the duties and obligations of such successor Servicer, and all references herein to the Servicer shall be deemed to refer to such successor servicer. Notwithstanding the above, NationsBank, N.A. may appoint any established financial institution having a net worth of not less than $50,000,000 and whose regular business includes the servicing of automobile or marine installment sales contracts as the successor Servicer hereunder.

                  (b) There shall be established on the Closing Date and maintained, for the benefit of the Secured Parties in the name of the Collateral Agent, a segregated account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties. Funds on deposit in the Collection Account (other than investment earnings) shall be invested by the Collateral Agent at the direction of the Debtor in Eligible Investments that will mature so that such funds will be available prior to the next Remittance Date, except that in the case of funds representing Collections with respect to a succeeding Collection Period, such Eligible Investments may mature so that such funds will be available no later than the Business Day prior to the Remittance Date for such Collection Period. Any funds on deposit in the Collection Account to be so invested shall be invested solely in Eligible Investments. The Collateral Agent will maintain the Collection Account at an Eligible Institution. If the Eligible Institution holding the Collection Account shall cease to be an Eligible Institution, the Surety Bond Provider (as long as no Surety Bond Provider Default has occurred and is continuing) shall have the right to direct the transfer of the Collection Account to an Eligible Institution. On each Remittance Date, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be included in Available Collections and be distributed pursuant to Section 5.1.

                  (c) After the Initial Funding, the Debtor shall cause the Servicer under the Servicing Agreement to deposit all Collections (other than Liquidation Proceeds which shall be deposited on or prior to the Determination
Date) into the Collection Account no later than two Business Days after receipt thereof.

                  (d) On or before ninety (90) days after the end of each fiscal year of the Servicer, beginning with the fiscal year ending June 30, 1997, the Servicer shall cause a firm of independent public accountants (who may also render other services to the Servicer or the Debtor) to furnish a report to the Collateral Agent and the Secured Parties to the effect that they have (i) compared the information contained in the Monthly Debtor's Certificates delivered during such fiscal year, based on a sample size provided by the Collateral Agent, with the information contained in the Contracts and the Servicer's records and computer systems for such period, and that, on the basis of such agreed upon procedures, such firm is of the opinion that the information contained in the Monthly Debtor's Certificates reconciles with the information contained in the Contracts and the Servicer's records and computer system and that the servicing of the Receivables has been conducted in compliance with this Agreement, (ii) verified the aggregate Principal Balance of the Receivables as of the end of each Collection Period during such fiscal year, and (iii) verified that a sample of Receivables treated by the Servicer as Eligible Receivables in fact satisfied the requirements of the definition thereof contained herein and (iv) conducted a 'negative confirmation' of a sample of the Receivables and verified that the Servicer's records and computer system used in servicing the Receivables contained correct information with regard to due dates and outstanding balances, except, in each case for (a) such exceptions as such firm shall believe to be immaterial (which exceptions need not be enumerated) and (b) such other exceptions as shall be set forth in such statement.

                  SECTION 4.2 Duties of the Servicer.

                  (a) The Servicer shall take or cause to be taken all such action as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit Guidelines. Each of the Debtor and the Secured Parties hereby appoints as its agent the Servicer, from time to time designated pursuant to Section 4.1, to enforce its respective rights and interests in and under the Collateral. So long as no Termination Event shall have occurred, the Servicer may, unless otherwise required by law, in accordance with the Credit Guidelines, extend the maturity of Receivables, as the Servicer may determine to be appropriate to maximize Collections thereof. The Servicer shall hold in trust for the Secured Parties all records which evidence or relate to all or any part of the Collateral. In the event that a successor Servicer is appointed, the outgoing Servicer shall deliver to the successor Servicer and the successor Servicer shall hold in trust for the Debtor and the Secured Parties all records which evidence or relate to all or any part of the Collateral.

                  (b) If UAC or any affiliate thereof is not the Servicer, the Collateral Agent, with the consent of the Surety Bond Provider and the Agent may revise the percentage used to calculate the Servicing Fee so long as the revised percentage will not result in a Servicing Fee that exceeds 1.50% per annum. The Servicer, if other than UAC, shall as soon as practicable upon demand, deliver to the Debtor all records in its possession which evidence or relate to indebtedness of an Obligor which is not a Receivable.

                  SECTION 4.3 Rights After Designation of Successor Servicer. At any time following the designation of a Servicer (other than UAC) pursuant to
Section 4.1:

                                    (i)  The  Collateral   Agent  may  intercept
         payments made by or on behalf of Obligors and direct that payment of all amounts payable under any Receivable be made directly to the Collateral Agent or its designee.

                                    (ii) The  Debtor  shall,  at the  Collateral
         Agent's request and at the Debtor's expense, give notice of the Collateral Agent's interest in the Receivables to each Obligor and direct that payments be made directly to the Collateral Agent or its designee.

                                    (iii) The Debtor  shall,  at the  Collateral
         Agent's request, (A) assemble all of the records relating to the Collateral, including all Receivables Files, and shall make the same available to the Collateral Agent at a place selected by the Collateral Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting collections of Collateral in a manner acceptable to the Collateral Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Collateral Agent or its designee.

                                    (iv)  The  Debtor  hereby   authorizes   the
         Collateral Agent to take any and all steps in the Debtor's name and on behalf of the

         Debtor necessary or desirable, in the determination of the Collateral Agent, to collect all amounts due under any and all of the Collateral with respect thereto, including, without limitation, endorsing the Debtor's name on checks and other instruments representing Collections and enforcing the Receivables.

                  SECTION 4.4 Responsibilities of the Debtor. Anything herein to the contrary notwithstanding, the Debtor shall (i) perform all of its obligations under the Receivables to the same extent as if a security interest in such Receivables had not been granted hereunder and the exercise by the Collateral Agent of its rights hereunder shall not relieve the Debtor from such obligations and (ii) pay when due any taxes, including without limitation, any sales taxes payable in connection with the Receivables and their creation and satisfaction. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability with respect to any Receivable, nor shall any of them be obligated to perform any of the obligations of the Debtor thereunder.

                  SECTION   4.5   Monthly   Debtor's   Certificate.    On   each
Determination Date, the Debtor shall deliver to the Agent, the Surety Bond Provider and the Collateral Agent a certificate in substantially the form of Exhibit D attached hereto (the "Monthly Debtor's Certificate") for the related Collection Period. The Agent shall provide to the Debtor, by the day prior to the related Determination Date in the calendar month following the Collection Period to which such Monthly Debtor's Certificate relates, information relating to the amount of each obligation of the Company which comprises Carrying Costs for such Collection Period. The Monthly Debtor's Certificate shall specify whether a Termination Event is deemed to have occurred with respect to the Collection Period preceding such Determination Date. Upon receipt of the Monthly Debtor's Certificate, the Collateral Agent shall rely (and shall be fully protected in so relying) on the information contained therein for the purposes of making distributions and allocations as provided for herein.

                  SECTION 4.6 Additional Representations and Warranties of UAC as Servicer. UAC, in its capacity as Servicer, represents and warrants to the Surety Bond Provider and the Collateral Agent, as of the Closing Date


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



that the only material servicing computer systems and related software utilized by the Servicer to service the Receivables are provided by Alltell Information Services, Inc. (formerly known as Systematics System Financial Services, Inc.) under an agreement (and related non-exclusive license) and related letter agreements dated July 13, 1994 and October 25, 1994. Should the Servicer or any of its Affiliates develop and implement computer software for servicing that is owned or exclusively licensed to the Servicer or an Affiliate and utilize such software in the servicing of the Receivables, the Surety Bond Provider shall be entitled to compel a license or sublicense for the benefit of the Surety Bond Provider or its designee of any such rights to the extent the Surety Bond Provider deems reasonably necessary and appropriate to assure that it or a duly appointed successor servicer would be able to continue to service the Receivables should that be required in accordance with the Servicing Agreement.

                                    ARTICLE V

                           ALLOCATION AND APPLICATION
                         OF COLLECTIONS; RESERVE ACCOUNT

                  SECTION 5.1 Collections. (a) On each Remittance Date, the Collateral Agent shall determine by reference to the Monthly Debtor's Certificate, the Available Collections with respect to such Remittance Date and shall withdraw such amount from the Collection Account including amounts deposited in the Collection Account from the Yield Supplement Account pursuant to Section 2.5(e) and allocate and pay such amounts in the following order of priority:

                                    (i)  to  the  Servicer,  to  repay  Servicer
         Advances and then to the successor Servicer, to pay any and all expenses relating to a Servicer Transfer then due and payable which have not been previously paid by or on behalf of the Debtor;

                         (ii) if UAC or an Affiliate is
         not the Servicer, to the Servicer, an amount equal to the Servicing Fee;

                                    (iii) to the Agent,  for the  account of the
         Company or the Bank Investors an amount equal to Carrying Costs payable on such Remittance Date;

                                    (iv)  to  the  Carrying  Costs  Account,  an
         amount equal to interest accrued on the Related Commercial Paper through such Remittance Date net of all such amounts paid in respect of the Interest Component of Related Commercial Paper on the maturity date thereof on or prior to such Remittance Date;

                                    (v) to the  Agent,  for the  account  of the
         Company or the Bank Investors, an amount equal to the Targeted Monthly Principal Payment;


                                    (vi)  to  the  Collateral   Agent,  for  the
         account of the Hedge Counterparty, any


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



         amounts owed to the Hedge Counterparty under any Interest Rate Hedge, which have not previously been paid;

                                    (vii)  if  UAC  or  an   Affiliate   is  the
         Servicer, to the Servicer, an amount equal to the Servicing Fee;

                                    (viii)  provided  no  Surety  Bond  Provider
         Default shall have occurred and be continuing, to the Surety Bond Provider, the Unused Portion and the Premium Portion of the Surety Bond Premium, including any overdue Surety Bond Premiums and accrued interest thereon at the rate provided in the Insurance Agreement;

                                    (ix)  to  the  Surety  Bond  Provider,   the
         aggregate amount of any previously unreimbursed draws on the Surety Bond (plus any other amounts payable to the Surety Bond Provider under the Insurance Agreement, plus accrued interest thereon at the rate provided in the Insurance Agreement);

                                    (x)   to the Collateral Agent or
         the Surety Bond Provider, the amount to be applied by the Collateral Agent or the Surety Bond Provider, as appropriate, to pay any and all Re-Liening Expenses then due and payable which have not been previously paid by or on behalf of the Debtor;

                                    (xi) after the  occurrence  of a Termination
         Event, to the Noteholder to reduce the Net Investment, until the Net Investment has been reduced to zero;

                                    (xii) to the  Reserve  Account,  the  amount
         necessary to increase the amount on deposit in the Reserve Account to the Required Reserve Account Balance;

                                    (xiii) to the Agent,  for the account of the
         Persons entitled thereto, an amount equal to all other amounts owed under the Note Purchase Agreement;

                                    (xiv) to the  Servicer,  an amount  equal to
         reimburse any Fee Advance then due and payable which has not been previously paid by or on behalf of the Debtor; and

                                    (xv)   prior   to   the   occurrence   of  a
         Termination Event, all remaining amounts shall be distributed to the Debtor. Following the occurrence of a Termination Event all remaining amounts will be held in the Collection Account and applied until all amounts owing to the Secured Parties under the Transaction Documents have been paid in full.

                  (b) On any date that a tranche of Related Commercial Paper matures whether or not such date is a Remittance Date (each, an "Interest Payment Date"), the Interest Component of matured or maturing Related Commercial Paper due and payable on such day shall be payable as interest on the Note ("Note Interest"). Accordingly, the Collateral Agent, acting upon notice from the Administrative Agent, shall withdraw such amount from funds on deposit in the Carrying Cost Account, to the extent of amounts on deposit therein, and remit such amount to the Agent for the account of the Company. To the extent that amounts withdrawn by the Collateral Agent from the Carrying Costs Account are insufficient to pay such costs, the Collateral Agent, acting upon notice from the Administrative Agent,shall withdraw the amount of such remaining shortfall from the Collection Account, to the extent of Collections on deposit therein, and remit such amount to the Agent for the account of the Company. To the extent that amounts withdrawn by the Agent, as specified above are insufficient to pay such costs, the Servicer, acting upon notice from the Administrative Agent, shall make an advance in an amount equal to such costs due and payable on such day (a "Servicer Advance") and remit to the Agent for the account of the Company, the amount of such advance provided, however, that the Servicer shall not be obligated to make any such advance except to the extent that the Servicer reasonably expects to be reimbursed for such advance on a succeeding Remittance Date pursuant to Section 5.1(a)(i). To the extent that amounts advanced by the Servicer are insufficient to pay such costs and the Debtor fails to make a payment to the Collateral Agent on such day in the amount of such shortfall, the

Collateral Agent shall withdraw the amount of such remaining shortfall from the Reserve Account, to the extent of amounts on deposit therein, and remit such amount to the Agent, for the account of the Company. To the extent that there remains a shortfall, the Agent shall make a demand for payment under the Surety Bond, in accordance with the terms thereof. Amounts required to be remitted pursuant to this Section 5.1(b) to the Agent or the Collateral Agent shall be remitted in immediately available funds to the Agent's account no later than 11:00 a.m., New York City time, on the date due.

                  (c) If the Available Collections in respect of a Remittance Date are insufficient to pay the sum of the amounts to be distributed pursuant to clauses (i) through (iii) of Section 5.1(a), the Collateral Agent shall withdraw the amount of such shortfall from the Reserve Account, to the extent of amounts on deposit therein, and apply such amount to the payment of the items described in clauses (i), (ii) and (iii) of Section 5.1(a), in that order of priority.

                  (d) If on any Remittance Date, after giving effect to any withdrawals from the Reserve Account pursuant to Section 5.1(c), there remains any shortfall in amounts available to pay the amounts to be distributed pursuant to clause (iii) of Section 5.1 (a), the Servicer, or any successor Servicer may make a Fee Advance in respect of the Liquidity Fee, and if the Servicer or any successor Servicer declines to make a Fee Advance with respect to any Liquidity Fee due thereunder, or after giving effect such Fee Advance, a shortfall remains, the Agent shall review the terms of the Surety Bond, and if a demand for payment may be made thereunder for any such shortfall, the Agent shall make a demand thereunder in accordance with the terms of the Surety Bond.

                  (e) If on any Remittance Date, after giving effect to any withdrawals from the Reserve Account pursuant to Section 5.1(c), the Net Investment exceeds the outstanding Principal Balance of the Eligible Receivables, the Collateral Agent shall withdraw the amount of such excess from the Reserve Account, to the extent of amount on deposit therein and distribute such amount as principal on the Note in reduction of the Net Investment. To the extent the Net Investment exceeds the outstanding

Principal Balance of the Eligible Receivables after such withdrawal and distribution, the Agent shall review the terms of the Surety Bond, and if a demand for payment may be made thereunder with respect to principal for the amount by which the Net Investment exceeds the outstanding Principal Balance of the Eligible Receivables, the Agent shall make a demand thereunder in accordance with the terms of the Surety Bond.

                  (f) If on any Remittance Date, after giving effect to any withdrawals from the Reserve Account pursuant to Section 5.1(c), there remains any shortfall in amounts available to pay the amount to be distributed in respect of the Unused Portion of the Surety Bond Premium pursuant to clause
(viii) of Section 5.1(a), the Servicer or any successor Servicer may make a Fee Advance in respect of the Unused Portion of such Surety Bond Premium.

                  (g) To the extent that the Collateral Agent shall receive any late fees, insufficient check charges and similar charges assessed against Obligors, the Collateral Agent shall remit such amounts to, or upon the order of the Servicer, if UAC, otherwise, the Debtor. Such amounts shall be so remitted by the Collateral Agent to the Servicer notwithstanding that a Termination Event shall have occurred.

                  (h) In the event that an Interest Rate Hedge is entered into by the Debtor in compliance with Section 6.1(n), then in such event all amounts payable by the Hedge Counterparty to the Debtor shall be deposited directly into the Collection Account and as of any Remittance Date shall comprise Interest Rate Hedge Receipts and all such amounts shall be treated as Finance Charge Collections hereunder.

                  SECTION 5.2 Remittances to the Secured Parties. On each Remittance Date, the Collateral Agent shall remit all applicable amounts to each Secured Party in accordance with the provisions of Section 5.1. The foregoing notwithstanding, the final remittance in respect of the Note shall be made in the applicable manner specified above only upon presentation and surrender of the Note at the office of the Debtor specified by it in the notice of such final remittance or repurchase.

                  SECTION 5.3 Reserve Account. (a) On or before the Initial Funding, the Debtor shall establish a segregated account (the "Reserve Account") with the Collateral Agent in the name of the Collateral Agent, for the benefit of the Secured Parties. Subject to the terms hereof, the Collateral Agent shall possess all right, title and interest in and to all funds deposited from time to time in the Reserve Account. The Collateral Agent shall maintain the Reserve Account at an Eligible Institution. If the Eligible Institution holding the Reserve Account shall cease to be an Eligible Institution, the Surety Bond Provider (as long as no Surety Bond Provider Default has occurred and is continuing) shall have the right to direct the transfer of the Reserve Account to an Eligible Institution. Notwithstanding the foregoing, the Collateral Agent shall not withdraw any funds from, or otherwise exercise control over, the Reserve Account except as provided in this Agreement. All amounts on deposit in the Reserve Account shall be held by the Collateral Agent for the benefit of the Secured Parties.

                  (b) On or prior to the Initial Funding, the Debtor shall deposit or cause to be deposited in the Reserve Account, the Required Reserve Account Balance (calculated as if such Initial Funding had occurred). The Debtor shall deposit into the Reserve Account all amounts which are required to be deposited therein by this Agreement. The Collateral Agent shall promptly withdraw from the Reserve Account all amounts required to be withdrawn therefrom pursuant to Section 5.1(b) and 5.1(c) hereof, and shall either (i) pay such amounts to the Agent, for the account of the Company (in the case of withdrawals pursuant to Section 5.1(b)) or (ii) deposit such amounts to the credit of the Collection Account (in the case of withdrawals therefrom pursuant to Section 5.1(c)).

                  (c) Prior to the occurrence of a Termination Event and to the extent that amounts on deposit in the Reserve Account on any Remittance Date, after giving effect to any required withdrawals therefrom on such day, exceed the Required Reserve Account Balance, such excess amounts shall be withdrawn from the Reserve Account by the Collateral Agent and remitted to the Debtor.

                  (d) (i) Funds on deposit in the Reserve Account shall be invested in Eligible Investments by or at


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



the written direction of the Debtor, provided that if a Termination Event shall have occurred, such investments shall be made as directed by the Surety Bond Provider (or by the Collateral Agent if there shall have been a Surety Bond Provider Default). Any such written directions shall specify the particular investment to be made and shall certify that such investment is an Eligible Investment and is permitted to be made under this Agreement.

                                    (ii) All  investments  of amounts on deposit
         in the Reserve Account shall be accomplished in a manner so as to cause such investments to be Transferred to the Collateral Agent; provided that upon the effectiveness in the State of New York of the 1994 Official Text of Article 8 of the Uniform Commercial Code, investments need not be Transferred to the Collateral Agent. The Collateral Agent agrees that, without the prior consent of the Surety Bond Provider, it shall not accept for credit to the Reserve Account any investment as to which it has knowledge of any adverse claim thereto. NationsBank, N.A. hereby agrees (and any other Financial Intermediary holding the Reserve Account shall so agree) to comply with all Entitlement Orders (as defined in Section 8-102 of the 1994 Official Text of the Uniform Commercial Code) received by it with respect to the Reserve Account from the Collateral Agent.

                                    (iii)   Funds  on  deposit  in  the  Reserve
         Account on the Closing Date and thereafter shall be so invested in Eligible Investments that mature such that such funds or the proceeds thereof will be available for withdrawal pursuant to Section 5.1(b) and 5.1(c) on the maturity date of Related Commercial Paper; in any event the maturity of any Eligible Investment shall not exceed 30 days. No
         Eligible Investment may be liquidated or disposed of prior to its maturity. All proceeds of any Eligible Investment shall be deposited in the Reserve Account. Investments may be made on any date (provided such investments mature in accordance with the preceding sentence), only after giving effect to deposits to and with-drawals from the Reserve Account on such date. Realized losses, if any, on amounts invested in Eligible Investments shall be charged against investment earnings on amounts on deposit in the Reserve Account.

                                    (iv) The Debtor and the Surety Bond Provider
         shall each provide the Collateral Agent on the date hereof and from time to time an incumbency certificate or the substantial equivalent with respect to each officer of the Debtor and the Surety Bond Provider, respectively, that is authorized to provide instructions relating to investments in Eligible Investments.

                  (e) Eligible Investments shall be maintained by the Collateral Agent in such manner as may be necessary to maintain the first priority perfected security interest in favor of the Collateral Agent on behalf of the Secured Parties. NationsBank, N.A. agrees (and any other Financial Intermediary holding the Reserve Account shall so agree) that it shall not agree to comply with Entitlement Orders (as defined in Section 8-102 of the 1994 version of the Official Text of Article 8 of the Uniform Commercial Code) with respect to the Reserve Account given to it by any Person other than the Collateral Agent.

                  All amounts or property credited to the Reserve Account shall be subject to the lien of the Collateral Agent until released or withdrawn from the Reserve Account.

                  (f) If and to the extent that the Net Investment has been reduced to zero and all amounts owed by the Debtor to the Secured Parties hereunder, under the Note Purchase Agreement, the Insurance Agreement, the Note and any other Transaction Document have been paid in full, any amounts on deposit in the Reserve Account shall be released to the Debtor. In the event that thereafter the Debtor shall request that the Noteholder increase its Net Investment, it shall be a condition precedent thereto that the Reserve Account be funded in an amount equal to the Required Reserve Account Balance after giving effect to any such requested increase in the Net Investment.



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




                  SECTION 5.4 Carrying Costs Account. (a) On or before the Initial Funding, the Debtor shall establish a segregated account (the "Carrying Costs Account") with an Eligible Institution designated by the Collateral Agent in the name of the Collateral Agent, for the benefit of the Secured Parties. If the Eligible Institution holding the Carrying Costs Account shall cease to be an Eligible Institution, the Surety Bond Provider (as long as no Surety Bond Provider Default has occurred and is continuing) shall have the right to direct the transfer of the Carrying Costs Account to an Eligible Institution. Subject to the terms hereof, the Collateral Agent shall possess all right, title and interest in and to all funds deposited from time to time in the Carrying Costs Account. Notwithstanding the foregoing, the Collateral Agent shall not withdraw any funds from, or otherwise exercise control over, the Carrying Costs Account except as provided in this Agreement. All amounts on deposit in the Carrying Costs Account shall be held for the benefit of the Secured Parties.

                  (b) The Servicer shall deposit into the Carrying Costs Account all amounts which are required to be deposited therein pursuant to Section 5.1(a)(iv). The Collateral Agent shall promptly withdraw from the Carrying Costs Account all amounts required to be withdrawn therefrom pursuant to Section 5.1(b) hereof, and shall pay such amounts to the Agent, for the account of the Company.

                  (c) (i) Funds on deposit in the Carrying Costs Account shall be invested in Eligible Investments by the Collateral Agent.

                                    (ii) All  investments  of amounts on deposit
         in the Carrying Costs Account shall be accomplished in a manner so as to cause such investments to be Transferred to the Collateral Agent; provided that upon the effectiveness in the State of New York of the 1994 Official Text of Article 8 of the Uniform Commercial Code, investments need not be Transferred to the Collateral Agent. The Collateral Agent agrees that, without the prior consent of the Surety Bond Provider, it shall not accept for credit to the Carrying Costs Account any investment as to which it has knowledge of any adverse claim thereto. The Collateral Agent shall cause any Financial Intermediary holding the Carrying Costs Account to agree to comply with all Entitlement Orders (as defined in Section 8-102 of the 1994 Official Text of the Uniform Commercial Code) received by it with respect to the Carrying Costs Account from the Collateral Agent.

                                    (iii) Funds on deposit in the Carrying Costs
         Account on the Closing Date and thereafter shall be so invested in Eligible Investments that mature such that sufficient amounts of such funds or the proceeds thereof will be available for withdrawal pursuant to Section 5.1(b) on the maturity date of Related Commercial Paper; in any event the maturity of any Eligible Investment shall not exceed 30 days. No Eligible Investment may be liquidated or disposed of prior to its maturity. All proceeds of any Eligible Investment shall be deposited in the Carrying Costs Account. Investments may be made on any date (provided such investments mature in accordance with the preceding sentence), only after giving effect to deposits to and withdrawals from the Carrying Costs Account on such date. Realized losses, if any, on amounts invested in Eligible Investments shall be charged against investment earnings on amounts on deposit in the Carrying Costs Account.

                  (d) Eligible Investments shall be maintained by the Collateral Agent in such manner as may be necessary to maintain the first priority perfected security interest in favor of the Collateral Agent on behalf of the Secured Parties. Any Financial Intermediary holding the Carrying Costs Account shall agree that it shall comply with Entitlement Orders (as defined in Section 8- 102 of the 1994 version of the Official Text of Article 8 of the Uniform Commercial Code) with respect to the Carrying Costs Account given to it by any Person other than the Collateral Agent.

                  All amounts or property credited to the Carrying Costs Account shall be subject to the lien of the


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



Collateral Agent until released or withdrawn from the Carrying Costs Account.

                  (f) On each Distribution Date, all investment earnings (net of any losses) on Eligible Investments earned during the related Collection Period shall be released to the Debtor. If and to the extent that the Net Investment has been reduced to zero and all amounts owed by the Debtor to the Secured Parties hereunder, under the Note Purchase Agreement, the Insurance Agreement, the Note and any other Transaction Document have been paid in full, any amounts on deposit in the Carrying Costs Account shall be released to the Debtor.


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



                                   ARTICLE VI

                      TERMINATION EVENTS; WIND-DOWN EVENTS

                  SECTION   6.1   Termination   Events.   The   occurrence   and
continuation of any one of the following events shall be a "Termination Event" under this Agreement:

                  (a) failure on the part of the Debtor to pay or disburse when due the amounts provided for herein (with the exception of any failure to pay any Yield Supplement Amount), in the Note Purchase Agreement, the Insurance Agreement, or in the Note and such failure continues for two Business Days or the failure on the part of UAC to make any payment or effect any transfer of Receivables under the Purchase Agreement or the Servicer to make any payment under the Servicing Agreement and such failure continues for two Business Days;

                  (b) failure (i) by the Debtor or the Seller, to observe or perform any term, covenant, condition or agreement set forth in Sections 3.2(a),
(d), (e), (f), (i), (k)(i) and (l) of this Agreement or the Servicer in the Servicing Agreement, or (ii) of any representation or warranty of the Debtor, the Seller or the Servicer contained herein, the Note Purchase Agreement, the Purchase Agreement, the Insurance Agreement or the Servicing Agreement to be true and correct in all material respects on any day when made or deemed made hereunder or thereunder, or (iii) by the Debtor to observe or perform any other term, covenant, condition or agreement provided for herein or in the Note (other than a term addressed in clause (i) above) which, in the case of clause (ii) above continues for a period of thirty (30) days after the earlier of (u) the date on which written notice of such breach shall have been given to the Debtor, the Seller or the Servicer, by the Agent, the Surety Bond Provider or the Collateral Agent, or (v) the date on which the Debtor, the Servicer or the Seller became aware of such breach, or which, in the case of clause (ii) above continues for a period of ten (10) days after the earlier of (x) the date on which written notice of such failure shall have been given to the Debtor, the Servicer or the Seller by the Agent, the Surety Bond Provider or the Collateral Agent or (y) the date on which the Debtor, the Servicer or the Seller became aware of such failure; notwithstanding clause (ii) above, in the event the Debtor makes the payment required by Section 3.1 as a result of a breach of the representation set forth in Section 3.1(a), the breach of such representation shall not constitute a Termination Event hereunder;


                  (c) the Debtor,  the Seller or the Servicer  shall  consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Debtor, the Seller or the Servicer, as the case may be, or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Debtor, the Seller or the Servicer, as the case may be, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or the Debtor, the Seller or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of an applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or the Debtor, the Seller or the Servicer, as the case may be, shall become unable for any reason to pledge Collateral to the Collateral Agent in accordance with the provisions of this Agreement;

                  (d) the Debtor or the Servicer (if the Servicer is UAC) shall enter into any merger or consolidation or shall convey all or substantially all of its assets to another Person, wherein the case of a merger, it is not the surviving entity;

                  (e) a Servicer Event of Default shall occur;

                  (f) the Delinquency Ratio averaged over any three consecutive Collection Periods shall equal or exceed 4%;

                  (g) the Default Ratio averaged over any three consecutive Collection Periods shall equal or exceed 1.75%;

                  (h) the Collateral Agent shall fail for any reason to have a valid and perfected first priority security interest in the Collateral and the proceeds thereof;

                  (i) the Seller or the Servicer shall default and such default shall continue for a period of 30 days in any payment in excess of $100,000 contained in any agreement for borrowed money to which it is a party;

                  (j) any demand for payment is made under the Surety Bond;

                  (k) a Surety Bond Provider Default has occurred and is continuing;

                  (l) the term of the Surety Bond is not at least equal to the term of the latest maturing Receivable plus 366 days);

                  (m) (i) (x) At any time the Net Investment exceeds the sum of the Borrowing Base (Boats) plus the Borrowing Base (Personal Watercraft) or (y) the Net Investment exceeds the Maximum Permitted Borrowing Base for a period of sixty consecutive Business Days and the Debtor fails to (A) deliver a Settlement Sheet indicating an increase in the Maximum Permitted Borrowing Base such that the Maximum Permitted Borrowing Base exceeds the Net Investment or (B) make a deposit into the Collection Account to be applied as principal in reduction of the Net Investment in an amount such that the Maximum Permitted Borrowing Base exceeds the Net Investment;

                  (n) the Net Yield with respect to any Determination Date shall be less than 1% and none of (x) a Take-Out, (y) delivery of a Settlement Sheet by the Debtor indicating an increase in the Maximum Permitted Borrowing Base such that the Maximum Permitted Borrowing Base exceeds the Net Investment or (z) the Debtor has entered into an Interest Rate Hedge acceptable to the Surety Bond Provider, shall have occurred within 30 days;

                  (o) a Take-Out does not occur at least once every 12 months provided that the initial Take-Out shall occur no later than April 3, 1998;

                  (p) a downgrade in the claims-paying rating of the Surety Bond Provider below "Aa" or "AA" by Moody's or S&P, respectively, provided that the Servicer has not succeeded in finding a successor Surety Bond Provider acceptable to the Agent within 30 days of such downgrade; or

                  (q) any of this Agreement, the Note Purchase Agreement, the Insurance Agreement, the Purchase Agreement, the Servicing Agreement or the Note shall cease to be in full force and effect.

                  SECTION 6.2 Wind-Down Events. The occurrence and continuation of any one of the following events shall be a "Wind-Down Event" under this
Agreement:

                  (a) the Liquidity Provider or the Credit Support Provider shall have notified the Agent that an event of default has occurred under the Liquidity Agreement or the Credit Support Agreement, respectively;

                  (b) the Company's Commercial Paper shall no longer be rated at least "A-2", in the case of S&P, and at least "P-2", in the case of Moody's; or

                  (c) either the Liquidity Fee or the Unused Portion of the Surety Bond Premium shall not be paid pursuant to Section 5.1.


                  SECTION 6.3 Remedies.  If a Termination  Event as specified in
Section 6.1 shall have occurred, the Agent or the Collateral Agent may, in each case, with the consent of the Surety Bond Provider (provided that no Surety Bond Provider Default shall have occurred), or shall upon the written direction of the Surety Bond Provider (provided that no Surety Bond Provider Default shall have occurred) have the right to declare by written notice to the Debtor any date as the Pay Out Commencement Date and to declare all amounts outstanding under the Note, the Note Purchase Agreement and the Insurance Agreement to be then due and payable. If the Note and such other amounts are declared due and payable, the Col-lateral Agent may, with the consent of the Surety Bond Provider, or shall upon the written direction of the Surety Bond Provider (provided that no Surety Bond Provider Default shall have occurred) do any one or more of the following:

                  (a)  take  all   necessary   action  to  foreclose   upon  the
Collateral;

                  (b) cause the Debtor to take all steps necessary to cause the certificate of title or other evidence of ownership of the related Boat to be revised to name the Collateral Agent on behalf of the Secured Parties as first lienholder and to effect any filings or take any actions necessary under applicable certificate of title statutes to perfect the Collateral Agent's interest as first lienholder in the boat motors and boat trailers if a Termination Date has occurred or upon the occurrence of a Termination Event upon the discretion of the Surety Bond Provider, if the Surety Bond Provider shall have determined that such action is prudent to protect the interest of the Secured Parties hereunder. Any costs associated with such revision of the certificate of title or other evidence of ownership shall be paid by the Debtor and to the extent such costs are not paid by the Debtor such unpaid costs shall be recovered as described in Section 5.1 hereof.

                  (c) cause the Debtor to cease purchasing Receivables from the Seller, and retain in satisfaction of any amounts owed by the Debtor, all amounts otherwise payable to the Debtor pursuant to this Agreement, to the extent necessary to pay in full all amounts (including principal and interest)
(i) due and payable under the Note, (ii) due and payable by the Debtor under the Note Purchase Agreement, and (iii) all amounts due and payable by the Debtor under the Insurance Agreement;

                  (d) pursue any available remedy by pro- ceeding at law or in equity including complete or partial foreclosure of the lien upon the Collateral and sale of the Collateral or any portion thereof or rights on interest therein as may appear necessary or desirable (i) to collect amounts owed pursuant to the Note and any other payments then due and thereafter to become due under the Note or (ii) to enforce the performance and observance of any obligation, covenant, agreement or provision con-tained in this Agreement to be observed or performed by the Debtor;

                           (e)  exercise any remedies of a secured
party under the Uniform Commercial Code and take any other appropriate action to protect and enforce the rights and remedies of the Collateral Agent on behalf of the Secured Parties, subject to Section 8.7 hereof.

                  SECTION 6.4 Application of Proceeds. Any proceeds received by the Collateral Agent from the sale, disposition or liquidation of the
Collateral, including as a result of any sale or foreclosure thereon as contemplated by Section 6.3 above, shall be applied as follows:

                  (a) to the payment of (i) all accrued and unpaid interest in accordance with Section 5.1 hereof and (ii) principal on the Note;

                  (b) to the reimbursement of all amounts due and payable to the Hedge Counterparty under any Interest Rate Hedge;

                  (c) to the reimbursement of all draws made on the Surety Bond and the payment of all accrued and unpaid interest related thereto;

                  (d) to the payment of all other amounts due hereunder, under the Note Purchase Agreement or the Insurance Agreement to the Agent, the Collateral Agent, the Company, the Surety Bond Provider or the Bank Investors (pro rata among them in the event sufficient funds are not available to pay such Persons in full); and

                  (e) any remainder after the payment in full of all of the foregoing, to the Debtor.


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



                                   ARTICLE VII

                              THE COLLATERAL AGENT

                  SECTION 7.1 Duties of the Collateral Agent. The Collateral Agent, both prior to the occurrence of a Termination Event or Wind-Down Event hereunder and after a Termination Event or Wind-Down Event shall have been cured or waived, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. The Collateral Agent shall at all times after the occurrence of a Termination Event or Wind-Down Event which has not been cured or waived exercise such of the rights and powers vested in it pursuant to this Agreement using the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs.

                  All Collections received by the Collateral Agent from the Servicer or otherwise will, pending remittance to the Secured Party entitled thereto, be held in trust by the Collateral Agent for the benefit of the Secured Parties and together with all other payment obligations of the Debtor hereunder owing to the Secured Parties shall be payable to the Secured Parties in accordance with the provisions of Article V hereof.

                  Except as otherwise provided herein, the Collateral Agent shall not resign from the obligations and duties hereby imposed on it except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Collateral Agent could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Collateral Agent shall be evidenced as to clause (i) above by an opinion of counsel to such effect delivered to the Secured Parties, Moody's and S&P. Notwithstanding the foregoing, the Collateral Agent may resign if, after demand therefor, it does not receive payment of any compensation due from the Debtor pursuant to the letter agreement described in Section 7.2. No resignation of the Collateral Agent shall become effective until a successor Collateral Agent approved by the Secured Parties shall have assumed the responsibilities and obligations of the Collateral Agent hereunder.

                  SECTION 7.2 Compensation and Indemnification of Collateral Agent. The Collateral Agent shall be compensated for its activities hereunder and reimbursed for reasonable out-of-pocket expenses (including the reasonable compensation and expenses of its counsel and agents) pursuant to a separate letter agreement between the Collateral Agent and the Debtor. Subject to the terms of such letter agreement, the Collateral Agent shall be required to pay the expenses incurred by it in connection with its activities hereunder from its own account. Notwithstanding any other provisions in this Agreement, the Collateral Agent shall not be liable for any liabilities, costs or expenses of the Debtor arising under any tax law, including without limitation any Federal, state or local income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith).

                  The Debtor shall indemnify the Collateral Agent, its officers, directors, employees and agents for, and hold it harmless against any loss, liability or expense incurred without willful misconduct, gross negligence or bad faith on its part, arising out of or in connection with (i) the acceptance or administration of this Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under this Agreement and (ii) the negligence, willful misconduct or bad faith of the Debtor in the performance of its duties hereunder. The provisions of this Section 7.2 shall survive the termination of this Agreement.

                  SECTION 7.3 Representations, Warranties and Covenants of the Collateral Agent. The Collateral Agent agrees to make the following representations, warranties and covenants, and further agrees that the Secured Parties shall be deemed to have relied upon such representations, warranties and covenants in entering into this Agreement, the Note Purchase Agreement and the Insurance Agreement.

                  (a) Organization and Good Standing. The Collateral Agent is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America, and has full


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



corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

                  (b)  Due   Authorization.   The   execution,   delivery,   and
performance of this Agreement have been duly authorized by the Collateral Agent by all necessary corporate action on the part of the Collateral Agent.

                  (c) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Collateral Agent, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

                  (d) No Conflict. The execution and de- livery of this Agreement by the Collateral Agent, and the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to the Collateral Agent, will not conflict with, violate, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to the Collateral Agent or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Collateral Agent is a party or by which it is bound.

                  SECTION 7.4 Liability of the Collateral Agent. (a) The Collateral Agent shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Collateral Agent in such capacity herein. No implied covenants or obligations shall be read into this Agreement against the Collateral Agent and, in the absence of bad faith on the part of the Collateral Agent, the Collateral Agent may conclusively rely on the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Collateral Agent and conforming to the requirements of this Agreement.


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




                  (b) The Collateral Agent shall not be liable for an error of judgment made in good faith, unless it shall be proved that the Collateral Agent shall have been negligent in ascertaining the pertinent facts.

                  (c) The Collateral Agent shall not be liable with respect to any action taken, suffered or omitted to be taken in good faith in accordance with this Agreement or at the direction of a Secured Party relating to the exercise of any power conferred upon the Collateral Agent under this Agreement.

                  (d) The Collateral Agent shall not be charged with knowledge of any Termination Event or Wind- Down Event unless an officer personally familiar with and currently responsible for administering this Agreement obtains actual knowledge of such event or the Collateral Agent receives written notice of such event from the Debtor, the Servicer, the Company, the Surety Bond Provider or the Agent, as the case may be.

                  (e) Without limiting the generality of this Section 7.4, the Collateral Agent shall have no duty (i) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest in the Receivables or the Boats, or to see to the maintenance of any such recording or filing or depositing or to any recording, refiling or redepositing of any thereof, (ii) to see to any insurance of the Boats, or Obligors or to effect or maintain any such insurance, (iii) to see to the payment or discharge of any tax, assessment or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Receivables, (iv) to confirm or verify the contents of any reports or certificates of the Servicer or the Debtor delivered to the Collateral Agent pursuant to this Agreement believed by the Collateral Agent to be genuine and to have been signed or presented by the proper party or parties or (v) to inspect the Boats at any time or ascertain or inquire as to the performance or observance of any of the Debtor's or the Servicer's representations, warranties or covenants or the Servicer's duties and obligations as Servicer and as custodian of books, records, files and computer records relating to the Receivables under the Servicing Agreement.


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                  (f) The  Collateral  Agent  shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability shall not be reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Collateral Agent to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement.

                  (g) The Collateral Agent may rely and shall be protected in acting or refraining from acting upon any resolution, officer's certificate, any Monthly Debtor's Certificate, certificate of auditors, or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

                  (h) The Collateral Agent may consult with counsel and any opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under this Agreement in good faith and in accordance with such opinion of counsel.

                  (i) The Collateral Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation under this Agreement or in relation to this Agreement, at the request, order or direction of a Secured Party pursuant to the provisions of this Agreement, unless such Secured Party shall have offered to the Collateral Agent reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; nothing contained in this Agreement, however, shall relieve the Collateral Agent of its obligations, upon the occurrence of a Termination Event or a Wind-Down Event (that shall not have been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise


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as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (j) The Collateral Agent shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.

                  (k) Prior to the occurrence of a Termination Event or Wind-Down Event before the Collateral Agent has received notice of such Termination Event or Wind- Down Event and after the curing or waiving of all Termination Events or Wind-Down Event that may have occurred, the Collateral Agent shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by a Secured Party; provided, however, that if the payment within a reasonable time to the Collateral Agent of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation shall be, in the opinion of the Collateral Agent, not reasonably assured by the Debtor, the Collateral Agent may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Debtor or, if paid by the Collateral Agent, shall be reimbursed by the Debtor upon demand.

                  (l) The Collateral Agent may execute any of the trusts or powers hereunder or perform any duties under this Agreement either directly or by or through agents or attorneys or a custodian. The Collateral Agent shall not be responsible for any misconduct or negligence of any such agent or custodian appointed with due care by it hereunder.

                  SECTION 7.5 Merger or Consolidation of, or Assumption of the Obligations of, the Collateral Agent. The Collateral Agent shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:



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                                    (i)   the   corporation   formed   by   such
         consolidation or into which the Collateral Agent is merged or the Person which acquires by conveyance or transfer the properties and assets of the Collateral Agent substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia and, if the Collateral Agent is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Secured Parties in form satisfactory to the Secured Parties, the performance of every covenant and obligation of the Collateral Agent hereunder; and

                                    (ii) the  Collateral  Agent has delivered to
         the Secured Parties and Moody's an officer's certificate and an opinion of counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 7.5 and that all conditions precedent herein provided for relating to such transaction have been complied with.


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



                                  ARTICLE VIII
                                  MISCELLANEOUS

                  SECTION 8.1 Notices, Etc. Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be sent by facsimile transmission with a confirmation of the receipt thereof and shall be deemed to be given for purposes of this Agreement on the day that the receipt of such facsimile transmission is confirmed in accordance with the provisions of this Section 8.1. In addition, the Debtor agrees to deliver to the Surety Bond Provider all notices provided by it to the Collateral Agent pursuant to this Agreement, the Servicing Agreement and the Purchase Agreement. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section, notices, demands, instructions (including payment instructions) and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses and accounts indicated below, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party below:

                  If to the Company:

                           Enterprise Funding Corporation
                           c/o Merrill Lynch Money Markets Inc.
                           World Financial Center - South Tower
                           225 Liberty Street
                           New York, New York  10281
                           Attention:  Gary Carlin
                           Telephone: (212) 236-7200
                           Telecopy:  (212) 236-7584

                           (with a copy to the Administrative Agent)

                  If to the Debtor:

                           UAC Boat Funding Corp.
                           250 N. Shadeland Avenue, Suite 230-A
                           Indianapolis, Indiana 46219
                           Attention:  Melanie Otto
                           Telephone:  (317) 231-6311
                           Telecopy:   (317) 231-7926


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




                  If to the Collateral Agent, the Administrative
Agent or the Agent:

                           NationsBank N.A.
                           NationsBank Corporate Center
                           100 North Tryon Street
                           NC1-007-10-07
                           Charlotte, North Carolina  28255-0001
                           Attention:  Michelle M. Heath
                               Investment Banking
                            Telephone: (704) 386-7922
                            Telecopy: (704) 388-9169
                              Payment Information:
                              Bankers Trust Company
                           ABA #: 021001033
                           Acct. #:
                           Reference:

                  If to the Surety Bond Provider:

                           Capital Markets Assurance Corporation
                           885 Third Avenue
                           New York, New York 10022
                           Attention:  Managing Director -
                                                     Credit Enhancement
                           Telephone:  (212) 755-1155
                           Telecopy:   (212) 755-5462
                           Payment Information: The Bank of New York
                           ABA #: 021-000-018 IOC 565
                           Acct. #: 052040
                           Reference: UAC BFC WH

                  SECTION 8.2 Successors and Assigns. This Agreement shall be binding upon the Debtor, the Collateral Agent, the Secured Parties, the Seller and their respective successors and permitted assigns and shall inure to the benefit of the Debtor, the Servicer, the Collateral Agent, the Secured Parties and the Seller and their respective successors and permitted assigns including any Bank Investors and the Liquidity Provider; provided that the Debtor shall


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not assign any of its rights or obligations  hereunder without the prior written consent of the Collateral Agent acting upon written instruction of the Secured Parties. The Debtor and the Collateral Agent hereby acknowledge that the Agent has granted a security interest in all of its rights hereunder to the EFC Collateral Agent. In addition, the Debtor hereby acknowl edges that the Company may at any time and from time to time assign all or a portion of its rights hereunder to the Liquidity Provider pursuant to the Liquidity Agreement.

                  SECTION 8.3 Severability Clause. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 8.4 Amendments. This Agreement and the rights and obligations of the parties hereunder may not be changed orally but only by an instrument in writing signed by the party against which enforcement is sought. The parties hereunder agree that they will not amend, modify, waive, or terminate any provisions of this Agreement without the written consent of each party hereto and written notice to each of Moody's and S&P. The Debtor agrees that it shall enter into any amendment reasonably requested by the Surety Bond Provider or the Collateral Agent to put into effect any Interest Rate Hedge pursuant to Section 6.1(n).

                  SECTION 8.5 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

                  SECTION 8.6 No Bankruptcy Petition Against the Company. The Debtor and each of the other parties hereto covenant and agree that, and each such Person agrees that they shall cause any successor servicer appointed pursuant to Section 4.1 to covenant and agree that, prior to the date which is one year and one day after the payment in full of all Commercial Paper issued by the Company it will not institute against, or join any other Person in instituting against, the Company or the Debtor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law.

                  SECTION 8.7 Setoff. To the extent permitted by applicable law, the Debtor hereby irrevocably and


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unconditionally  waives  all right of  setoff  that it may have  under  contract
(including this Agreement), applicable law or otherwise with respect to any funds or monies of the Debtor at any time held by or in the possession of the Collateral Agent.

                  SECTION 8.8 No Recourse. Except as otherwise expressly provided in this Agreement, it is understood and agreed that the Debtor shall not be liable for amounts due under the Note, this Agreement, the Insurance Agreement or the Note Purchase Agreement, except to the extent of the Collateral, for any losses suffered by the Company in respect of the Note. The preceding sentence shall not relieve the Debtor from any liability hereunder with respect to its representations, warranties, covenants and other payment and performance obligations herein described.

                  SECTION 8.9 Further Assurances; Replacement Surety Bond. The Debtor agrees to do such further acts and things and to execute and deliver to the Collateral Agent such additional assignments, agreements, powers and instruments as are required by the Collateral Agent to carry into effect the purposes of this Agreement or to better assure and confirm unto the Collateral Agent its rights, powers and remedies hereunder. The Debtor further agrees, that after the occurrence of a Replacement Event and upon the request of the Agent, the Debtor will obtain a Replacement Surety Bond, acceptable to the Agent and the Company within 30 days of such request and shall pay or cause to be paid all amounts due and payable to the current Surety Bond Provider.

                  SECTION 8.10 Other Costs, Expenses and Related Matters. (a) The Debtor agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save the Collateral Agent harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, reasonable attorneys', accountant's and other third parties' fees and expenses, any filing fees and expenses incurred by officers or employees of the Collateral Agent) incurred by or on behalf of the Collateral Agent (i) in connection with the negotiation, execution, delivery and preparation of this Agreement and any documents or instruments delivered pursuant hereto and the transactions contemplated hereby (including, without limitation, the perfection or protec-


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



tion of the Collateral Agent's security interest in the Collateral) and (ii) from time to time (a) relating to any amendments, waivers or consents under this Agreement, (b) arising in connection with the Collateral Agent's or its agent's enforcement or preservation of rights (including, without limitation, the perfection and protection of the Collateral Agent's security interest in the Collateral under this Agreement), or (c) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving this Agreement.

                  SECTION 8.11 Direction of Collateral Agent; Replacement Surety Bond. The Collateral Agent acknowledges that unless expressly indicated to the contrary herein, all of its rights under this Agreement shall be exercised at the direction of the Surety Bond Provider unless there shall have been a Surety Bond Provider Default. The Collateral Agent further acknowledges that, notwithstanding anything to the contrary herein, upon the direction of the Company or the Agent, the Collateral Agent shall release the Surety Bond to the Surety Bond Provider upon the occurrence of a Replacement Event, provided that;
(i) a Replacement Surety Bond, acceptable to (and issued by an entity acceptable to) the Company and the Agent has been previously or simultaneously delivered to the Collateral Agent and (ii) all amounts due and payable to the current Surety Bond Provider pursuant to the terms of the Security Agreement and the Insurance Agreement have been paid in full.

                  SECTION 8.12 Counterparts. This Agreement may be executed in any number of copies, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument.

                  SECTION 8.13 Headings. Section headings used in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.


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                  IN WITNESS WHEREOF,  the Debtor, the Seller, the Company,  the
Collateral Agent, the Surety Bond Provider and, solely, with respect to Sections
4.1 and 5.3, NationsBank, N.A. in its individual capacity have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                            UAC BOAT FUNDING CORP.
                                            as Debtor


                                            By: /s/ Melanie S. Otto
                                      Name: Melanie S. Otto
                                     Title: Vice President


                                            UNION ACCEPTANCE CORPORATION
                                              as Seller and Servicer


                                            By: /s/ Rick A. Brown
                                      Name:  Rick A. Brown
                                     Title:  Vice President and Chief Financial
                                             Officer


                                            ENTERPRISE FUNDING CORPORATION
                                             as Company


                                            By:  /s/ Stewart L. Cutler
                                      Name: Stewart L. Cutler
                                     Title: Vice President


                                            NATIONSBANK, N.A.
                                               individually and as
                                               Collateral Agent

                                           By:  /s/ Stan Meihaus
                                      Name: Stan Meihaus
                                     Title: Vice President


                                            CAPITAL MARKETS ASSURANCE
                                            CORPORATION
                                              as Surety Bond Provider
                                            By: /s/ Scott Mangan
                                      Name: Scott Mangan
                                     Title: Vice President


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